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                                                                    NAUTA DUTILH

Heden, zeventien november negentienhonderd negenennnegentig verscheen voor mij, Mr Frits Willem Oldenburg, notaris te Amsterdam:

Cornelius Heih Theodoor Koetsier, werkzaam ten Kantore van mif, notaris, te 1077 WV Amsterdam, Prinses Irenestraat 59, geboren te Heemstede op vierentwintig juli negentienhondred negenenzestig.

De comparant verklaarde:
Bij een op [november] negentienhonderd negen en negentig genomen besluit van de algemene vergadering van aandeelhouders van de statutair te Amsterdam, doch feitelijk te 1322 AD Almere, op het adres Kabelstraat 19, gevestigde besloten vennootschap met beperkte aansprakelijkheid: METRON TECHNOLOGY B.V., hierna te noemen: de "Vennootschap" - is besloten de Vennootschap om te zetten in een naamloze vennootschap en tegelijkertijd de statuten van de Vennootschap te wijzigen zoals hierna bepaald. Van voormeld besluit blijkt uit een aan deze akte gehecht exemplaar van de notulen, uit welke notulen blijkt dat de comparant gemachtigd is om de notariele akte van omzetting en statutenwijziging te verlijden. Ter uitvoering van voormeld besluit verklaarde de comparant bij dezen de Vennootschap om te zetten in een naamloze vennootschap en tegelijkertijd de statuten van de Vennootschap algeheel te wijzigen zodanig dat dezen komen te luiden als volgt:
                                    STATUTEN

BEGRIPSBEPALINGEN
ARTIKEL 1.

In de statuten van deze vennootschap wordt verstaan onder:
a. DE VENNOOTSCHAP: de rechtspersoon waarop deze statuten betrekking hebben;
b.      DE DIRECTIE: het bestuur van de vennootschap;
c. DE RAAD VAN COMMISSARISSEN: de raad van commissarissen van de vennootschap;
d. AANDELEN: de gewone aandelen en de preferente aandelen, tenzij uit de context anders blijkt;
e. AANDEELHOUDERS: de houders van gewone aandelen en de houders van preferente aandelen, tenzij uit de context anders blijkt;
f. CERTIFICAATHOUDERS: houders van met medewerking door de vennootschap uitgegeven certificaten van aandelen;
g. CERTIFICAATRECHTEN: de rechten die het Burgerlijk Wetboek of deze statuten toekennen aan houders van met medewerking van de vennootschap uitgegeven certificaten van aandelen;
h. DE VERGADERGERECHTIGDEN: aandeelhouders, certificaathouders, vruchtgebruikers en pandhouders met certificaatrechten;
i. DE ALGEMENE VERGADERING: het orgaan dat gevormd wordt door stemgerechtigde aandeelhouders van de vennootschap en andere stemgerechtigden in de vennootschap dan wel de bijeenkomst van vergadergerechtigden van de vennootschap;

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j.      VERGADERING VAN HOUDERS VAN AANDELEN VAN EEN BEPAALDE SOORT: het orgaan dat gevormd wordt door stemgerechtigden op aandelen van een bepaalde soort dan wel de bijeenkomst van de stemgerechtigden op aandelen van een bepaalde soort;
k. UITKEERBARE RESERVES: het deel van het eigen vermogen van de vennootschap dat het gestorte en opgevraagde deel van het kapitaal, vermeerderd met de reserves die krachtens de wet en/of deze statuten moeten worden aangehouden, te boven gaat;
l. JAARREKENING: de balans, de winst- en verliesrekening en de toelichting op deze stukken zoals vereist naar Nederlands recht;
m.      DOCHTERMAATSCHAPPIJ: een rechtspersoon
        (a) waarin de vennootschap of een of meer van haar dochtermaatschappijen al dan niet krachtens overeenkomst met andere stemgerechtigden alleen of samen meer dan de helft van de stemrechten in de algemene vergadering kunnen uitoefenen, of

        (b) waarvan de vennootschap of een of meer van haar dochtermaatschappijen aandeelhouder is/zijn en, al dan niet krachtens overeenkomst met andere stemgerechtigden, alleen of samen meer dan de helft van de bestuurders of van de commissarissen kunnen benoemen of ontslaan, ook indien alle stemgerechtigden stemmen, alsmede andere rechtspersonen en vennootschappen welke door de wet als dochtervennootschappen worden aangemerkt, alles in de zin van het bepaalde in artikel 2:24a Burgerlijk Wetboek;
n. GROEPSMAATSCHAPPIJ: een rechtspersoon waarmede de vennootschap in een economische eenheid organisatorisch verbonden is.

NAAM, STATUTAIRE ZETEL EN DUUR.
ARTIKEL 2.

1.      De vennootschap is genaamd: METRON TECHNOLOGY N.V.
2.      Zij is gevestigd te Amsterdam.
3.      De vennootschap zal voor onbepaalde duur voortbestaan.

DOEL
ARTIKEL 3.

1.      De vennootschap heeft ten doel:
        a. het importeren, exporteren, verkopen, distribueren, het leasen van, het handelen in, de marketing van en het adviseren met betrekking tot produkten voor de halfgeleiderindustrie of daaraan verwante produkten, zomede andere produkten die van belang zijn of kunnen zijn voor de vennootschap daaronder begrepen haar dochtermaatschappijen;
        b. het verkrijgen van en het deelnemen in, het financieren van en het voeren van beheer over en het zich op andere wijze interesseren bij andere vennootschappen en ondernemingen, van welke aard ook;

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        c.      het bijeenbrengen van gelden door middel van waardepapieren, bankleningen, uitgiften van obligaties en andere schuldbrieven, en het op andere wijze opnemen van geldleningen, het verstrekken van geldleningen, het verstrekken van garanties, al dan niet voor schulden van anderen, en in het algemeen het verlenen van diensten op het gebied van handel en financiering;
        d. het investeren in effecten, spaarbewijzen en elke andere vorm van waardepapieren;
        e. het verkrijgen, het ontwikkelen, houden, het te gelde maken, bezwaren, vervreemden of op enige andere wijze gebruik maken van onroerende zaken alsmede het verrichten van makelaarsactiviteiten met betrekking tot onroerende zaken;
        f. het factoreren en factureren van handelsopbrengsten, het salderen van kosten en opbrengsten, het uitvoeren van onderzoeks- en ontwikkelingsactiviteiten;
        g. het commercialiseren van licenties, auteursrechten, patenten, ontwerpen, geheime procede's of formules, handelsmerken en verwante belangen, het bevorderen van de verkoop en koop van - alsmede de handel in - de hiervoor genoemde zaken, daaronder begrepen het in gebruik geven van deze zaken, het verwerven van royalties en andere inkomsten verband houdende met de hiervoor genoemde activiteiten;
        h. het voeren van alle handelingen die bevorderlijk zijn, noodzakelijk, gebruikelijk zijn of verband houden met de hiervoor genoemde doelstellingen.
2. De doelstellingen, zoals in het voorgaande lid omschreven, worden in de ruimste zin des woords opgevat en omvatten elke activiteit of elk doel dat verband houdt met of bevorderlijk kan zijn aan die doelstelling.

AANDELEN KAPITAAL, AANDELEN
ARTIKEL 4.

1. Het maatschappelijk kapitaal van de vennootschap bedraagt achtenveertig miljoen gulden (NLG 48.000.000,--), verdeeld in veertig miljoen (40.000.000) gewone aandelen en tien miljoen (10.000.000) preferente aandelen, met een nominale waarde van zes en negentig cent (NLG 0,96) elk.
2.      De gewone aandelen en de preferente aandelen luiden op naam.
3. Indien de som van (i) het geplaatste kapitaal en (ii) de reserves die krachtens de wet moeten worden aangehouden, geringer is dan het laatst vastgestelde wettelijk minimumkapitaal, dan moet de vennootschap een reserve aanhouden ter grootte van dat verschil.

UITGIFTE VAN AANDELEN
ARTIKEL 5.

1. Nog niet uitgegeven aandelen kunnen tot het bedrag van het maatschappelijk kapitaal, met inachtneming van het in het Burgerlijk Wetboek bepaalde, worden uitgegeven krachtens een besluit van de raad van commissarissen. De bevoegdheid van de raad van commissarissen als vermeld in de voorgaande zin, zal eindigen vijf jaar na het passeren van deze akte, tenzij de algemene vergadering deze bevoegdheid heeft verlengd. Zolang de raad van commissarissen,

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                                                                             -4-


        het orgaan is dat bevoegd is tot uitgifte te besluiten, kan de algemene vergadering niet tot uitgifte besluiten.
2. Indien de raad van commissarissen de bevoegdheid, als genoemd in lid 1 van dit artikel, niet meer heeft, zal elk besluit tot uitgifte van aandelen de voorafgaande goedkeuring van de raad van commissarissen behoeven.
3. Elk besluit tot uitgifte van aandelen dient de voorwaarden en condities van de uitgifte te bepalen.
4.      De vennootschap kan geen eigen aandelen nemen.

FINANCIELE ONDERSTEUNING
ARTIKEL 6.

De vennootschap mag niet, met het oog op het nemen of verkrijgen door anderen van aandelen in haar kapitaal of van certificaten daarvan, zekerheid stellen, een koersgarantie geven, zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden. Dit verbod geldt ook voor haar dochtermaatschappijen.

VOORKEURSRECHTEN
ARTIKEL 7.

1. Ingeval van uitgifte van nieuwe aandelen heeft, tenzij hieronder anders bepaalt, elke houder van aandelen een voorkeursrecht met betrekking tot aandelen van diezelfde soort naar evenredigheid van het gezamenlijke bedrag van zijn aandelen van diezelfde soort. Er bestaat geen voorkeursrecht met betrekking tot aandelen die worden uitgegeven aan werknemers van de vennootschap of van een groepsmaatschappij.
2. Voorkeursrechten kunnen, met inachtneming van de toepasselijke bepalingen van het Burgerlijk Wetboek, worden beperkt of uitgesloten krachtens een besluit van de raad van commissarissen. De bevoegdheid van de raad van commissarissen als vermeld in de voorgaande zin, zal eindigen vijf jaar na het passeren van deze akte, tenzij de algemene vergadering deze bevoegdheid heeft verlengd.
3. De vennootschap kondigt de uitgifte met voorkeursrecht en het tijdvak waarin dat kan worden uitgeoefend binnen veertien dagen nadat een besluit daartoe is genomen aan door middel van een schriftelijke mededeling aan alle aandeelhouders. Het voorkeursrecht kan slechts worden uitgeoefend gedurende vier weken na de dag van verzending van de aankondiging.
4. Het bepaalde in artikel 5 leden 1 tot en met 3 en in dit artikel is eveneens van toepassing op het verlenen van rechten tot het nemen van aandelen. Aandeelhouders hebben echter geen voorkeursrecht op aandelen die worden uitgegeven aan iemand die een voordien reeds verkregen recht tot het nemen van aandelen uitoefent.

STORTING OP AANDELEN BIJ UITGIFTE
ARTIKEL 8.

1. Aandelen worden slechts uitgegeven voor een prijs uitgedrukt in guldens, die ten minste gelijk is aan de nominale waarde van de aandelen. Bedongen kan worden dat een deel, ten

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                                                                             -5-


        hoogste drie vierden van het nominale bedrag van de preferente aandelen pas behoeft te worden gestort nadat de vennootschap het zal hebben opgevraagd.
2. Storting moet in geld geschieden, voor zover niet een andere inbreng is overeengekomen.
3. Storting in geld kan in vreemd geld geschieden mits met toestemming van de vennootschap. Indien storting in vreemd geld is geschied, legt de vennootschap binnen twee weken na de storting een verklaring van een bankier neer ten kantore van het handelsregister van de Kamer van Koophandel en Fabrieken, in welker gebied de vennootschap is ingeschreven. De verklaring dient te vermelden het bedrag waartegen het gestorte bedrag vrijelijk in guldens kon worden gewisseld tegen de betreffende wisselkoers. De vennootschap kan storting verlangen tegen de wisselkoers op een bepaalde dag binnen twee maanden voor de laatste dag waarop moet worden gestort, mits de aandelen of certificaten onverwijld na de uitgifte zullen worden opgenomen in de prijscourant van een beurs buiten Nederland.
4. Indien storting anders dan in geld geschiedt, maakt de vennootschap een beschrijving op van hetgeen wordt ingebracht, met vermelding van (i) de toegekende waarde op een dag die niet eerder dan vijf maanden ligt voor de dag waarop de aandelen worden uitgegeven, (ii) de toegepaste waarderingsmethoden, welke moeten voldoen aan de normen die in het maatschappelijk verkeer als aanvaardbaar worden beschouwd, (iii) het aantal uit te geven aandelen en (iv) het bedrag van de stortingsplicht in guldens uitgedrukt. De beschrijving moet ondertekend worden door alle directeuren.
5. Een accountant moet een verklaring afleggen dat naar zijn mening de waarde van hetgeen wordt ingebracht ten minste gelijk is aan het bedrag van de stortingsplicht in guldens uitgedrukt.
6. De bepalingen van lid 4 en 5 zijn niet van toepassing indien de uitzonderingen opgenomen in de artikelen 2:94b en 94a Burgerlijk Wetboek van toepassing zijn.
7. De vennootschap legt, binnen acht dagen na de dag waarop de aandelen zijn genomen, de accountantsverklaring als bedoeld in lid 5, neer bij het handelsregister van de Kamer van Koophandel en Fabrieken in welker gebied de vennootschap is ingeschreven, met opgave van de namen van de verkrijgers van de aandelen waarop anders dan in geld is gestort en van het bedrag van de storting.

VERKRIJGING EN VERVREEMDING DOOR DE VENNOOTSCHAP VAN EIGEN AANDELEN
ARTIKEL 9.

1. De directie kan, doch slechts met machtiging van de algemene vergadering-welke machtiging slechts geldt voor ten hoogste achttien maanden-, de vennootschap volgestorte aandelen in haar eigen kapitaal onder bezwarende titel doen verkrijgen, indien:
        a. het eigen vermogen, verminderd met de verkrijgingsprijs, niet kleiner is dan de som van (i) het geplaatste kapitaal, en (ii) de reserves die krachtens de wet en/of deze statuten moeten worden aangehouden;

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        b.      het nominale bedrag van de aandelen van de te verkrijgen en de reeds door de vennootschap en haar dochtermaatschappijen tezamen gehouden aandelen in haar kapitaal niet meer dan tien procent (10 %) van het geplaatste kapitaal bedraagt.

                Voor de geldigheid van de verkrijging is bepalend de grootte van het eigen vermogen volgens de laatst vastgestelde balans, verminderd met de verkrijgingsprijs voor aandelen in het kapitaal van de vennootschap en uitkeringen uit winst of reserves aan anderen, die na de balansdatum opeisbaar zijn geworden.
2. De algemene vergadering moet in de machtiging, als bedoeld in lid 1, bepalen hoeveel aandelen mogen worden verkregen, hoe zij mogen worden verkregen en tussen welke grenzen de prijs moet liggen.
3. De machtiging, als bedoeld in lid 1, is niet vereist indien de vennootschap eigen aandelen verkrijgt om, krachtens een voor hen geldende regeling, over te dragen aan werknemers in dienst van de vennootschap of van een groepsmaatschappij, met dien verstande dat de aandelen moeten zijn opgenomen in de prijscourant van een beurs.
4. Is een boekjaar meer dan zes maanden verstreken zonder dat de jaarrekening is vastgesteld, dan is een verkrijging overeenkomstig lid 1 niet toegestaan.
5. Vervreemding door de vennootschap van aandelen in haar eigen kapitaal kan slechts geschieden ingevolge een besluit van de raad van commissarissen. Bij het nemen van het besluit tot vervreemding van zulke aandelen zal de raad van commissarissen de voorwaarden waaronder die vervreemding wordt geeffectueerd eveneens vaststellen.
6. Indien certificaten van aandelen in de vennootschap zijn uitgegeven (ongeacht of die met of zonder medewerking van de vennootschap zijn uitgegeven), worden bij de berekening op grond van en overeenkomstig het bepaalde in lid 1 van dit artikel dergelijke certificaten mee geteld.

VERMINDERING VAN HET GEPLAATSTE KAPITAAL
ARTIKEL 10.

1. De algemene vergadering kan, op een daartoe strekkend voorstel van de raad van commissarissen, besluiten tot vermindering van het geplaatste kapitaal door (i) intrekking van aandelen of door (ii) vermindering van het bedrag van de aandelen door statutenwijziging, mits (a) het geplaatste kapitaal niet kleiner wordt dan het ten tijde van het besluit laatst vastgestelde wettelijk minimumkapitaal en (b) artikel 4, lid 3 van deze statuten in acht genomen wordt.
2. Indien een voorgenomen kapitaalvermindering tot gevolg heeft dat minder dan twintig procent (20%) van het maatschappelijk kapitaal is geplaatst, dienen eerst deze statuten gewijzigd te worden teneinde het maatschappelijk kapitaal te verlagen tot het ingevolge artikel 4, lid 3 van deze statuten toegestane bedrag.

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                                                                             -7-


3. Een besluit tot intrekking van aandelen kan slechts aandelen betreffen die de vennootschap zelf houdt of waarvan zij de certificaten houdt (ongeacht of die met of zonder medewerking van de vennootschap zijn uitgegeven).
4. Vermindering van het bedrag van aandelen zonder terugbetaling dan wel gedeeltelijke terugbetaling op aandelen moet naar evenredigheid op alle aandelen geschieden. Van het vereiste van evenredigheid mag worden afgeweken met instemming van alle aandeelhouders.
5. De oproeping tot een algemene vergadering waarin een in dit artikel bedoeld besluit wordt genomen, vermeldt het doel en de wijze van uitvoering van de kapitaalvermindering.
6. In het besluit tot kapitaalvermindering moeten de aandelen waarop het besluit betrekking heeft, worden aangewezen en moet de uitvoering van het besluit zijn geregeld.
7. De vennootschap legt een besluit tot vermindering van het geplaatste kapitaal neer bij het handelsregister van de Kamer van Koophandel en Fabrieken in welker gebied de vennootschap is ingeschreven en kondigt de nederlegging aan in een landelijk verspreid dagblad.

AANDEELBEWIJZEN
ARTIKEL 11

1. Op schriftelijk verzoek van een aandeelhouder worden aandeelbewijzen afgegeven terzake van de door die aandeelhouder gehouden aandelen. De vorm en de inhoud van de aandeelbewijzen zal worden vastgesteld door de raad van commissarissen.
2. Aandeelbewijzen voor meer dan een aandeel kunnen worden afgegeven. Dergelijke meervoudige aandeelbewijzen kunnen te allen tijde kosteloos worden omgewisseld voor enkelvoudige bewijzen en vice versa.
3. De aandeelbewijzen worden getekend door een lid van de directie of door een daartoe gemachtigde "transfer agent", hetzij door middel van een originele handtekening hetzij door een facsimile handtekening.
4. Indien aandeelbewijzen beschadigd zijn, verloren zijn gegaan of zijn vermist, kan de directie of een daartoe gemachtigde "transfer agent" duplicaten daarvan afgeven en de voorwaarden voor een dergelijke afgifte vaststellen. Als gevolg van de afgifte van duplicaten, zijn de originele stukken waardeloos ten opzichte van de vennootschap. De nieuwe bewijzen dragen dezelfde nummers en letters als de stukken voor welke zij in de plaats zijn getreden.
5.      De aandelen zijn per soort doorlopend genummerd van 1 af.

AANDEELHOUDERSREGISTER
ARTIKEL 12.

1. De directie of een daartoe gemachtigde "transfer agent" houdt een register, waarin de namen en adressen van alle aandeelhouders worden opgenomen, met vermelding van de datum waarop zij de aandelen hebben verkregen, het aantal en soort van de door hen gehouden aandelen, de datum van de erkenning of betekening, alsmede van het op ieder aandeel gestorte bedrag bij uitgifte. Het register vermeldt voorts de namen en adressen van hen die een recht

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                                                                             -8-


        van vruchtgebruik of pandrecht op aandelen hebben, met vermelding van de datum waarop zij het recht hebben verkregen, de datum van erkenning of betekening, alsmede met vermelding of het aan aandelen verbonden stemrecht of de certificaathoudersrechten hen toekomt.
2.      Het register wordt regelmatig bijgehouden.
3. Van het register kan, naar goeddunken van de directie, een deel of het geheel in meer dan een exemplaren worden aangehouden op meer dan een plaats, echter een exemplaar dient te allen tijde te worden gehouden ten kantore van de vennootschap. De directie zal, met in achtneming van het bepaalde in dit artikel, de vorm en inhoud van het (de) register(s) vaststellen.
4. De directie legt het register ten kantore van de vennootschap ter inzage van de aandeelhouders, alsmede van de vruchtgebruikers en pandhouders die de certificaathoudersrechten hebben. De vorige zin is niet van toepassing op (het gedeelte van) het register dat buiten Nederland ter voldoening aan de aldaar geldende wetgeving of ingevolge beursvoorschriften wordt gehouden. De gegevens van het register omtrent niet-volgestorte aandelen zijn ter inzage van een ieder; afschrift of uittreksel van deze gegevens wordt ten hoogste tegen kostprijs verstrekt.
5. De directie of een daartoe gemachtigde "transfer agent" verstrekt desgevraagd aan een aandeelhouder, een vruchtgebruiker en een pandhouder om niet een uittreksel uit het register met betrekking tot zijn recht op een aandeel. Rust op het aandeel een recht van vruchtgebruik of een pandrecht, dan vermeldt het uittreksel aan wie certificaathoudersrechten toekomen.
6. Iedere aandeelhouder, certificaathouder, vruchtgebruiker en pandhouder is verplicht aan de directie zijn adres op te geven.
7. Indien een aandeel of een daarvoor (met medewerking van de vennootschap) uitgegeven certificaat, tot een gemeenschap behoren, kunnen de gezamenlijke deelgenoten zich slechts door een schriftelijk door hen daartoe aangewezen persoon tegenover de vennootschap doen vertegenwoordigen. De gezamenlijke deelgenoten kunnen ook meer dan een persoon aanwijzen.

        Indien de gemeenschap aandelen omvat, kunnen de gezamenlijke deelgenoten - mits eenstemmig - bij de aanwijzing of later bepalen dat, indien een deelgenoot dat verlangt, een zodanig aantal stemmen overeenkomstig zijn aanwijzing zal worden uitgebracht als overeenkomt met het gedeelte waarvoor hij in de gemeenschap is gerechtigd.

OPROEPINGEN EN KENNISGEVINGEN
ARTIKEL 13.

1. Oproepingen en kennisgevingen geschieden bij al dan niet aangetekende brief. Indien het betreft oproepingen en kennisgevingen aan aandeelhouders, certificaathouders, vruchtgebruikers en pandhouders, geschieden deze aan de laatstelijk aan de directie opgegeven adressen. Betreft het kennisgevingen door aandeelhouders, certificaathouders, vruchtgebruikers en pandhouders aan de directie of aan de raad van commissarissen, dan geschieden deze aan het kantoor der vennootschap.

2. Als datum van een oproeping en kennisgeving geldt de datum van het stempel van het bewijs van terpostbezorging van de aangetekende brief respectievelijk van verzending.
3. Kennisgevingen die krachtens de wet of deze statuten aan de algemene vergadering moeten worden gericht, kunnen geschieden door deze kennisgevingen op te nemen in de oproepingsbrieven.

OVERDRACHT VAN AANDELEN EN BEPERKTE RECHTEN OP AANDELEN
ARTIKEL 14.

1. Voor de levering van een aandeel of de levering van een beperkt recht daarop zijn vereist een daartoe bestemde akte alsmede, behoudens in het geval de vennootschap zelf bij die rechtshandeling partij is, schriftelijke erkenning door de vennootschap van de levering.
2. Erkenning door de vennootschap van enige levering zal geschieden door een lid van de directie of door een daartoe gemachtigde "transfer agent" in de akte, of door een gedagtekende verklaring houdende de erkenning op de akte of op een notarieel of door de vervreemder gewaarmerkt afschrift of uittreksel daarvan. Indien voor een aandeel een aandeelbewijs is afgegeven, dan is voor enige levering de afgifte van het betreffende aandeelbewijs aan de vennootschap of aan een daartoe gemachtigde "transfer agent" vereist. Indien het aandeelbewijs aan de vennootschap of aan een daartoe gemachtigde "transfer agent" wordt afgegeven, kan de vennootschap of de daartoe gemachtigde "transfer agent" de levering tevens erkennen door op dat aandeelbewijs een aantekening te plaatsen waaruit van de erkenning blijkt of door het afgegeven bewijs te vervangen door een nieuw bewijs luidende ten name van de verkrijger.
3. Betekening van een akte, als bedoeld in lid 2, of van een afschrift of uittreksel daarvan aan de vennootschap zal geacht worden hetzelfde effect te hebben als een erkenning.
4. In het geval van levering van niet-volgestorte aandelen kan de erkenning slechts geschieden wanneer de akte een geregistreerde of anderzins vaste dagtekening draagt.

VRUCHTGEBRUIK EN PANDRECHT OP AANDELEN
ARTIKEL 15.

1. Elke aandeelhouder is gerechtigd op een of meer van de door hem geheel of gedeeltelijk gehouden aandelen een recht van vruchtgebruik of een pandrecht te vestigen. De aandeelhouder heeft het stemrecht op aandelen waarop een recht van vruchtgebruik of pandrecht is gevestigd.
2. In afwijking van het bepaalde in de laatste zin van het voorgaande lid komt het stemrecht toe aan de vruchtgebruiker of de pandhouder indien zulks bij de vestiging van het beperkt recht is bepaald en is goedgekeurd door de raad van commissarissen.
3. Indien een ander de rechten van een stemgerechtigde pandhouder verwerft komt hem het stemrecht slechts toe, indien de overgang van het stemrecht door de raad van commissarissen is goedgekeurd.

4. De goedkeuring als hiervoor in de leden 2 en 3 bedoeld moet worden verzocht aan de raad van commissarissen.

        Zo spoedig mogelijk doch uiterlijk binnen dertig dagen na ontvangst van het verzoek om goedkeuring wordt een vergadering van de raad van commissarissen bijeengeroepen, waaraan het verzoek om goedkeuring wordt voorgelegd. Indien de raad van commissarissen in gebreke blijft bedoelde vergadering te houden, is de verzoeker zelf tot bijeenroeping van de raad van commissarissen bevoegd met inachtneming van het daaromtrent in deze statuten bepaalde.
5. De aandeelhouder die geen stemrecht heeft en de vruchtgebruiker en pandhouder die stemrecht hebben, hebben certificaatrechten.

DIRECTIE
ARTIKEL 16.

1. De vennootschap heeft een directie bestaande uit een of meer directeuren A en een of meer directeuren B onder toezicht van een raad van commissarissen.
2. Het aantal directeuren wordt vastgesteld door de raad van commissarissen.
3.      Zowel een natuurlijke als een rechtspersoon kan directeur zijn.
4. De algemene vergadering benoemt de directeuren voor onbepaalde tijd en is te allen tijde bevoegd iedere directeur te schorsen of te ontslaan. Een besluit tot benoeming van een directeur kan slechts genomen worden op voorstel van de raad van commissarissen. De algemene vergadering zal tegelijk met de benoeming van een directeur bepalen of hij een directeur A of een directeur B zal zijn. Elke directeur kan tevens te allen tijde worden geschorst door de raad van commissarissen.
5. Een aandeelhoudersbesluit tot schorsing of ontslag van een directeur moet genomen worden met een twee/derde meerderheid van de geldig uitgebrachte stemmen, vertegenwoordigende meer dan de helft van het geplaatste kapitaal. Het bepaalde in artikel 2:120 lid 3 Burgerlijk Wetboek inhoudende dat een nieuwe vergadering bijeen geroepen kan worden waarin het besluit kan worden genomen onafhankelijk van het op deze vergadering vertegenwoordigd gedeelte van het kapitaal, is niet van toepassing.
6. De benoeming van de directeuren kan geschieden uit een bindende voordracht, welke tenminste twee personen voor iedere te vervullen vacature bevat, opgemaakt door de raad van commissarissen binnen drie maanden nadat de raad van commissarissen daartoe door de directie bij aangetekende brief is uitgenodigd. Indien binnen bedoelde termijn geen bindende voordracht is opgemaakt, is de algemene vergadering vrij in haar keuze. De algemene vergadering is voorts vrij in haar keuze indien zij aan een voordracht het bindend karakter ontneemt bij een besluit genomen met ten minste twee/derden van de uitgebrachte stemmen in een vergadering waarin meer dan de helft van het geplaatste kapitaal aanwezig of vertegenwoordigd is. Het bepaalde n artikel 2:120 lid 3 Burgerlijk Wetboek is niet van toepassing.

7. Indien, ingeval van schorsing van een directeur, de algemene vergadering niet binnen drie maanden tot zijn ontslag heeft besloten eindigt de schorsing.
8. Een directeur wordt in de algemene vergadering waarin zijn schorsing of ontslag aan de orde komt in de gelegenheid gesteld zich te verantwoorden en zich daarbij door een raadsman te doen bijstaan.
9. De raad van commissarissen stelt de beloning en de verdere arbeidsvoorwaarden van ieder van de directeuren vast.
TAAK EN BEVOEGDHEDEN
ARTIKEL 17.
1. Behoudens de beperkingen opgenomen in deze statuten is de directie belast met het besturen van de vennootschap.
2. Indien de directie uit een directeur A bestaat, zal deze directeur A de voorzitter zijn van de directie. Indien de directie uit meer dan een directeur A bestaat, bepalen zij onderling wie van hen de voorzitter van de directie zal zijn.
3. De directie kan, met inachtneming van deze statuten en de wet, een reglement opstellen, waarin aangelegenheden, haar intern betreffende, worden geregeld. Voorts kunnen de directeuren, al dan niet bij reglement, hun werkzaamheden onderling verdelen.
4.      De directie vergadert, zo dikwijls een directeur dit verlangt.
5. De directie besluit bij volstrekte meerderheid van de uitgebrachte stemmen, in een vergadering waarin ten minste de meerderheid van de leden aanwezig of vertegenwoordigd is, waaronder te allen tijde begrepen alle directeuren A. Een directeur kan ter vergadering schriftelijk vertegenwoordigd worden door een andere directeur. Bij staking van stemmen is het voorstel verworpen.
6. De directie kan ook buiten vergadering besluiten nemen, mits dit geschiedt (i) met algemene stemmen en voorts schriftelijk, per telegram, per telefax of per telexbericht, of (ii) per telefoon door een meerderheid van de op dat moment in functie zijnde directeuren mits alle directeuren zijn geraadpleegd terzake van het te nemen besluit en geen van hen zich heeft verzet tegen deze wijze van besluitvorming.
7. Het door de voorzitter van de directie uitgesproken oordeel omtrent de uitslag van een stemming, alsmede het oordeel over de inhoud van een genomen besluit is, voorzover gestemd werd over een niet schriftelijk vastgelegd voorstel, beslissend. Wordt echter onmiddellijk na het uitspreken van het in de voorgaande zin bedoelde oordeel de juistheid daarvan betwist, dan vindt een nieuwe stemming plaats, wanneer dit bij meerderheid van stemmen wordt verlangd, of indien de oorspronkelijke stemming niet hoofdelijk of schriftelijk geschiedde, een stemgerechtigde aanwezige dit verlangt. Door deze nieuwe stemming vervallen de rechtsgevolgen van de oorspronkelijke stemming.

8. De directie behoeft de goedkeuring van de raad van commissarissen voor zodanige bestuursbesluiten als de raad van commissarissen bij haar specifiek omschreven besluit zal hebben vastgesteld en aan de directie heeft medegedeeld.
9. Ingevolge het bepaalde in artikel 2:130 Burgerlijk Wetboek, zal het ontbreken van de ingevolge het lid 8 van dit artikel vereiste goedkeuring de vertegenwoordigingsbevoegdheid, zoals opgenomen in artikel 18, van de directie of de directeuren niet aantasten.
10. De directie is verplicht de aanwijzingen van de raad van commissarissen op te volgen omtrent de algemene lijnen van het te volgen financiele, sociale en economische beleid en van het personeelsbeleid in de vennootschap.
11. Ingeval van ontstentenis of belet van een of meer directeuren is (zijn) de overblijvende directeur(en) met het gehele bestuur belast; ingeval van ontstentenis of belet van alle directeuren of van de enige directeur berust het bestuur tijdelijk bij een persoon, die daartoe door de raad van commissarissen steeds moet zijn aangewezen.
12. De directeuren hebben het recht de algemene vergadering bij te wonen, in de algemene vergaderingen hebben zij een adviserende stem.
VERTEGENWOORDIGING
ARTIKEL 18.
1. De directie, zomede iedere directeur A afzonderlijk, is bevoegd de vennootschap te vertegenwoordigen en de vennootschap jegens derden te verbinden. Een directeur B is slechts bevoegd de vennootschap te vertegenwoordigen gezamenlijk handelend met een andere directeur.
2. Indien een directeur in prive een overeenkomst met de vennootschap sluit of in prive enigerlei procedure tegen de vennootschap voert, kan de vennootschap ter zake worden vertegenwoordigd, hetzij door een der andere directeuren hetzij door een door de raad van commissarissen aan te wijzen commissaris, alles tenzij de algemene vergadering daartoe een persoon aanwijst of de wet op andere wijze in de aanwijzing voorziet. Zodanige persoon kan ook zijn de directeur, te wiens aanzien het strijdig belang bestaat. Indien een directeur op een andere wijze dan in de eerste zin van dit lid omschreven een belang heeft, dat strijdig is met dat der vennootschap, is hij, evenals iedere andere directeur, bevoegd de vennootschap te vertegenwoordigen, met inachtneming van het bepaalde in het eerste lid van dit artikel.
3. De directie kan aan een of meer personen, al dan niet in dienst der vennootschap, procuratie of anderszins doorlopende vertegenwoordigingsbevoegdheid verlenen. De vennootschap legt een exemplaar van het betreffende besluit, waarin de grenzen van de volmacht, indien die er zijn, worden opgesomd, neer bij het handelsregister van de Kamer van Koophandel en Fabrieken in welker gebied de vennootschap is ingeschreven. Tevens kan de directie aan personen, als in de vorige zin bedoeld, alsook aan andere personen, mits in dienst der vennootschap, zodanige titel (zoals directeur, officer of anderszins) toekennen, als zij zal verkiezen.

RAAD VAN COMMISSARISSEN
ARTIKEL 19.
1. De vennootschap heeft een raad van commissarissen bestaande uit een of meer natuurlijke personen.
2. De raad van commissarissen stelt het aantal commissarissen in functie vast.
3. De algemene vergadering zal alle commissarissen benoemen met inachtneming van het bepaalde in artikel 16 lid 6 en zal te allen tijde bevoegd zijn elk van die commissarissen te schorsen of te ontslaan met inachtneming van het bepaalde in artikel 16 lid 5. Een besluit tot benoeming van een commissaris kan slechts genomen worden op voorstel van de raad van commissarissen.
4. De raad van commissarissen kan aan de commissarissen of aan een of meer van hen een beloning toekennen. Aan commissarissen worden de door hen alszodanig in redelijkheid gemaakte kosten vergoed.
5. De raad van commissarissen heeft tot taak toezicht te houden op het beleid van de directie en op de algemene gang van zaken in de vennootschap en de met haar verbonden onderneming. Hij staat de directie met raad terzijde. Bij de vervulling van hun taak richten de commissarissen zich naar het belang van de vennootschap en de met haar verbonden onderneming.
6. De directie verstrekt alle inlichtingen betreffende de zaken van de vennootschap aan iedere commissaris, die deze mocht verlangen. De raad van commissarissen is bevoegd inzage te nemen van alle boeken, bescheiden en correspondentie van de vennootschap en tot kennisneming van alle plaats gehad hebbende handelingen; iedere commissaris heeft toegang tot alle gebouwen en terreinen bij de vennootschap in gebruik.
7. De raad van commissarissen kan zich in de uitoefening van zijn taak voor rekening van de vennootschap doen bijstaan door deskundigen. De raad van commissarissen benoemt een secretaris, die geen lid van de raad van commissarissen behoeft te zijn, en zal voorzieningen treffen voor het geval de secretaris afwezig is bij de vergaderingen van de raad van commissarissen. De secretaris zal notulen houden van de vergaderingen van de raad van commissarissen. De notulen worden in de betreffende of in een opvolgende vergadering aangenomen.
8. Indien de raad van commissarissen uit meer dan een lid bestaat benoemt de raad van commissarissen een van hen tot voorzitter. In dat geval kan de raad van commissarissen tevens een vice-voorzitter benoemen. De raad van commissarissen kan voorts een of meer commissarissen benoemen tot gedelegeerd commissaris, die meer in het bijzonder met het dagelijks toezicht op de handelingen van de directie is belast. De raad van commissarissen kan, met inachtneming van zodanige beperkingen als uit de toepasselijke wet voortvloeien, elk van zijn bevoegdheden delegeren aan commissies, bestaande uit een zodanig lid of zodanige leden uit zijn midden, als de raad van com-missarissen wenselijk acht; elke commissie zal zich in de uitoefening van de haar op die wijze toegekende bevoegdheden voegen naar de regelingen waaraan zij door de raad van commissarissen onderworpen kan worden. De raad van commissarissen kan een eigen reglement opstellen dat, in aanvulling op de voorafgaande bepalingen, de in acht te nemen formaliteiten regelt voor de vergaderingen van de raad van commissarissen.
9. De raad van commissarissen komt steeds bijeen wanneer zijn voorzitter of twee andere leden van de raad van commissarissen zulks nodig achten. Oproeping voor vergaderingen van de raad van commissarissen geschieden door de voorzitter van de raad van commissarissen - onder vermelding van de te behandelen onderwerpen - en in geval van zijn verhindering of blijvende afwezigheid door een van de andere commissarissen; de oproepingstermijn voor een vergadering bedraagt minimaal acht dagen. Indien zulks verzocht wordt zal de directie de vergaderingen van de raad van commissarissen bijwonen; alsdan heeft de directie een adviserende stem.
10. De raad van commissarissen kan besluiten eveneens buiten vergadering nemen, mits dit geschiedt (i) met algemene stemmen en voorts schriftelijk, per telegram, per telefax of per telexbericht, of (ii) per telefoon door een meerderheid van de op dat moment in functie zijnde commissarissen mits alle commissarissen zijn geraadpleegd terzake van het te nemen besluit en geen van hen zich heeft verzet tegen deze wijze van besluitvorming.
11. De raad van commissarissen besluit bij volstrekte meerderheid van de uitgebrachte stemmen, in een vergadering waarin ten minste de meerderheid van de leden aanwezig of vertegenwoordigd is. Een commissaris kan ter vergadering vertegenwoordigd worden door een schriftelijk gevolmachtigde mede-commissaris. Indien twee vergaderingen bijeengeroepen zijn zonder dat een meerderheid van de commissarissen aanwezig of vertegenwoordigd was op die betreffende vergadering, kunnen de wel aanwezige of vertegenwoordigde commissarissen in een volgende vergadering geldige besluiten nemen, ongeacht of het quorum aanwezig is in deze vergadering. Bij staking van stemmen is het voorstel verworpen, tenzij er meer dan twee commissarissen, met inbegrip van de voorzitter, ter vergadering aanwezig zijn; alsdan heeft de voorzitter een beslissende stem.
12. Het door de voorzitter van de raad van commissarissen uitgesproken oordeel omtrent de uitslag van een stemming, alsmede het oordeel over de inhoud van een genomen besluit is, voorzover gestemd werd over een niet schriftelijk vastgelegd voorstel, beslissend. Wordt echter onmiddellijk na het uitspreken van het in de voorgaande zin bedoelde oordeel de juistheid daarvan betwist, dan vindt een nieuwe stemming plaats, wanneer dit bij meerderheid van stemmen wordt verlangd, of indien de oorspronkelijke stemming niet hoofdelijk of schriftelijk geschiedde, een stemgerechtigde aanwezige dit verlangt.

        Door deze nieuwe stemming vervallen de rechtsgevolgen van de oorspronkelijke stemming.
13. Alle besluiten van de raad van commissarissen, ook die welke buiten vergadering zijn genomen, worden opgenomen in een notulenregister.
14. Wanneer de vennootschap van enig besluit van de raad van commissarissen wil doen blijken is de ondertekening van het stuk, waarin het besluit is vervat, door de secretaris, als vermeld in lid 7 van dit artikel, of door een lid van de raad voldoende.
15. Een commissaris wordt benoemd voor een periode van in beginsel een jaar, aanvangend op de dag volgend op de dag van zijn (her)benoeming in de jaarlijkse algemene vergadering en eindigend op de dag van de jaarlijkse algemene vergadering gehouden in het daarop volgende boekjaar. Indien een commissaris niet is benoemd in de jaarlijkse algemene vergadering, maar in een buitengewone algemene vergadering zal hij in beginsel zitting hebben voor een periode korter dan een jaar, welke periode aanvangt op de dag volgend op zijn (her)benoeming in de buitengewone algemene vergadering en eindigt op de dag van de eerste jaarlijkse algemene vergadering die zal worden gehouden na bovenvermelde buitengewone algemene vergadering. Na verloop van zijn zittingsduur is hij onmiddellijk herbenoembaar voor een volgende periode van een jaar, tenzij hij in het boekjaar waarin de vergadering wordt gehouden de leeftijd van twee en zeventig jaar heeft bereikt of zal bereiken. Degene, die de leeftijd van twee en zeventig jaar heeft bereikt, kan niet tot commissaris worden benoemd. Een commissaris treedt uiterlijk af op de dag waarop de jaarlijkse algemene vergadering wordt gehouden in het boekjaar, waarin hij de leeftijd van twee en zeventig jaar bereikt.
16. Indien door enige omstandigheid een of meer commissarissen komen te ontbreken vormen de overgebleven commissarissen, zolang tenminste een commissaris in functie is, een bevoegd college tot in de vacature/vacatures is voorzien.
17. Indien slechts een commissaris in functie is zal hij alle rechten en verplichtingen hebben die deze statuten aan de raad van commissarissen en zijn voorzitter toekennen.
18. De leden van de raad van commissarissen hebben het recht de algemene vergadering bij te wonen; zij hebben in de algemene vergadering een adviserende stem.
VRIJWARING
ARTIKEL 20.
Onverminderd de in dit artikel opgenomen beperkingen, wordt iedere persoon of rechtspersoon die directeur, commissaris of functionaris met vertegenwoordigingsbevoegdheid als bedoeld in artikel 18 lid 3 ("functionaris"), werknemer of agent voor de vennootschap of die op verzoek van de vennootschap fungeert of heeft gefungeerd als directeur, commissaris, functionaris, werknemer of agent van een andere vennootschap, vennootschap onder firma, joint venture, trust of andere onderneming, en als partij betrokken is of betrokken dreigt te raken bij een lopend(e) of beindigd(e) vordering, actie, procedure of geding, hetzij van civiele, strafrechtelijke of administratiefrechtelijke aard hetzij een enqueteprocedure, vanwege het feit dat hij directeur, commissaris, functionaris, werknemer of agent van de vennootschap is of is geweest of als zodanig op verzoek van de ven-nootschap fungeert of heeft gefungeerd bij een andere vennootschap, vennootschap onder firma, joint venture, trust of andere onderneming, schadeloos gesteld door de vennootschap tot het maximum als naar de Nederlandse wet of enige andere toepasselijke wet toelaatbaar is, ter zake van:
(i) alle door hem gedragen aansprakelijkheden, daaronder begrepen als gevolg van uitspraken, opgelegde betalingen en boetes;
(ii) alle door hem in redelijkheid gemaakte onkosten, daaronder begrepen kosten en advocatenho noraria; en
(iii) alle bij wege van schikking door hem betaalde bedragen, welke verband houden met zodanige vordering, actie, procedure of geding.
Een directeur, commissaris, functionaris, werknemer of agent heeft geen recht op schadeloosstelling jegens de vennootschap vanwege enige aansprakelijkheid waarvan onherroepelijk is vastgesteld dat zodanige aansprakelijkheid het gevolg is van bewuste opzet, kwade trouw of grove nalatigheid of onfatsoenlijke persoonlijke bevoordeling van die persoon of rechtspersoon. De beeindiging van een actie, procedure of geding ten gevolge van een uitspraak, bevel, schikking, veroordeling of niet-ontvankelijk verklaring of daarmee vergelijkbare beeindiging, vormt op zichzelf geen veronderstelling dat een dergelijke persoon of rechtspersoon niet te goeder trouw heeft gehandeld of dat een dergelijk persoon of rechtspersoon niet heeft gehandeld overeenkomstig hetgeen die persoon of rechtspersoon in het belang van de vennootschap, althans niet strijdig met dit belang, achtte. Het recht op schadeloosstelling en vooruitbetaling van kosten:

(i) mag worden verzekerd door middel van polissen op naam van de vennootschap, ongeacht of de vennootschap op grond van het in dit artikel bepaalde bevoegd is die directeur, commissaris, functionaris, werknemer of agent schadeloos te stellen;
(ii)    is splitsbaar;
(iii) laat onverlet enig ander huidig of toekomstig recht van een persoon of rechtspersoon;
(iv) komt tevens toe aan een persoon of rechtspersoon die opgehouden heeft directeur, commissa ris, functionaris, werknemer of agent van de vennootschap te zijn of die opgehouden heeft op verzoek van de vennootschap te fungeren als bestuurder, commissaris, functionaris, werknemer of agent van een andere vennootschap, vennootschap onder firma, joint venture, trust of andere onderneming; en
(v) komt toe aan erfgenamen, executeurs, administrateurs of rechtsopvolgers van zodanig persoon of rechtspersoon.
Hetgeen in dit artikel is bepaald laat onverlet enig recht op schadeloosstelling of vooruitbetaling van kosten dat toekomt aan personen of rechtspersonen op grond van een overeenkomst of anderszins, zowel met betrekking tot de uitoefening van hun functie als anderszins gedurende het functioneren als zodanig.

Kosten (daaronder begrepen advocaten honoraria) welke worden gemaakt door een directeur, commissaris, functionaris, werknemer of agent, welke verband houden met de voorbereiding en het voeren van verweer tegen een vordering, actie, procedure of geding hetzij van civiele, strafrechtelijke of administratiefrechtelijke aard, hetzij een enqueteprocedure, als bedoeld in dit artikel, mogen door de vennootschap aan die directeur, commissaris, functionaris, werknemer of agent worden voorgeschoten voor de definitieve uitkomst bekend is, na ontvangst van een toezegging door of namens zodanige directeur, functionaris, werknemer of agent dat bedrag terug te betalen indien onherroepelijk komt vast te staan dat hij geen recht heeft op schadeloosstelling op grond van dit artikel.
Indien de vennootschap geen kosten voorschiet, zal een tot vrijwaring gerechtigd persoon met schriftelijke toestemming van de vennootschap vergoeding kunnen verlangen. In dit artikel wordt onder "vennootschap" mede verstaan, naast de verkrijgende vennootschap, iedere verdwenen vennootschap (daaronder begrepen een in een verdwenen vennootschap verdwenen vennootschap) tengevolge van fusie, welke, indien zij zelfstandig zou hebben voortbestaan, bevoegd zou zijn geweest directeuren, commissarissen, functionarissen, werknemers of agenten schadeloos te stellen, zodat iedere persoon of rechtspersoon die directeur, commissaris, functionaris, werknemer of agent is of is geweest van zodanige verdwenen vennootschap of op verzoek van zodanige verdwenen vennootschap fungeert of heeft gefungeerd als directeur, commissaris, functionaris, werknemer of agent van een andere vennootschap, vennootschap onder firma, joint venture, trust of andere onderneming in dezelfde positie verkeert terzake van het in dit artikel bepaalde, tegenover de verkrijgende vennootschap, als tegenover de verdwenen vennootschap, indien deze zelfstandig zou hebben voortbestaan.
In dit artikel wordt onder "onderneming" mede verstaan een werknemers participatie fonds, onder "boetes" wordt mede verstaan verschuldigde belasting terzake van een werknemers participatie fonds en onder "op verzoek van de vennootschap fungeren" wordt mede verstaan het verrichten van daden of diensten door een directeur, commissaris, functionaris, werknemer of agent ten behoeve van een werknemers participatie fonds, of ten behoeve van deelnemers of begunstigden daarvan, en een persoon die te goeder trouw handelde en op een wijze die hij mocht veronderstellen in het belang van de deelnemers en begunstigden van een werknemers participatie fonds te zijn, wordt geacht niet strijdig met het belang van de vennootschap te hebben gehandeld als bedoeld in dit artikel.

ALGEMENE VERGADERINGEN
ARTIKEL 21.
1. Ten minste een keer per jaar wordt een algemene vergadering gehouden. Die vergadering zal gehouden worden binnen zes maanden na afloop van het boekjaar en is ondermeer bestemd tot:

        a. behoudens ingeval uitstel voor het opmaken van de jaarrekening is verleend, de behandeling van de jaarrekening en, voorzover door de wet voorgeschreven, van het jaarverslag en de overige gegevens;
        b. het vaststellen van de jaarrekening, behoudens ingeval uitstel voor het opmaken van de jaarrekening is verleend;
        c.      het vaststellen van de winstbestemming;
        d. voorts, het verrichten van al hetgeen de wet overigens voorschrijft.
2. Voorts worden algemene vergaderingen gehouden zo dikwijls de meerderheid van de alsdan in functie zijnde directeuren of de meerderheid van de alsdan in functie zijnde commissarissen dit nodig acht, onverminderd het bepaalde in lid 4 van dit artikel.
3. Voorstellen door aandeelhouders te doen, zowel voor de jaarlijkse als voor de buitengewone vergadering van aandeelhouders, kunnen slechts dan in behandeling worden genomen, indien zij zo tijdig schriftelijk ten kantore van de vennootschap zijn ingediend, dat zij met inachtneming van de voor oproeping gestelde termijn op gelijke wijze als de overige te behandelen punten kunnen worden aangekondigd, met dien verstande dat met betrekking tot de jaarlijkse algemene vergadering, aandeelhouders gehouden zijn voor zulk een kennisgeving een termijn in acht te nemen van ten minste zestig (60) dagen en niet meer dan negentig (90) dagen voor de eerste verjaardag van de laatst gehouden algemene vergadering.
4. Een of meer houders van aandelen die gezamenlijk ten minste een tiende gedeelte van het geplaatste kapitaal vertegenwoordigen, kunnen door de president van de rechtbank op hun verzoek worden gemachtigd tot de bijeenroeping van een algemene vergadering. De president wijst dit verzoek af, indien hem niet is gebleken, dat verzoekers voordien aan het bestuur en aan de raad van commissarissen, schriftelijk en onder nauwkeurige opgave van de te behandelen onderwerpen het verzoek hebben gericht een algemene vergadering bijeen te roepen, en dat noch het bestuur noch de raad van commissarissen - daartoe in dit geval gelijkelijk bevoegd - de nodige maatregelen hebben getroffen, opdat de algemene vergadering binnen zes weken na het verzoek kon worden gehouden.
5. Algemene vergaderingen worden gehouden in de statutaire plaats van vestiging van de vennootschap, zoals opgenomen in deze statuten, alsmede te Almere, Delft, Haarlemmermeer, Rotterdam, Den Haag of Utrecht. In een algemene vergadering, gehouden in een andere plaats, kunnen geldige besluiten eveneens worden genomen indien het gehele geplaatste kapitaal vertegenwoordigd is.
6. De bijeenroeping van vergadergerechtigden geschiedt, onverminderd het bepaalde in lid 3 van dit artikel, door of namens de directie of de raad van commissarissen door middel van oproepingsbrieven; de oproepingstermijn bedraagt ten minste veertien dagen, daaronder niet begrepen de dag van de bijeenroeping en de dag van de vergadering.
7.      De bijeenroeping houdt de agenda van de vergadering in.

8. Indien een voorstel tot statutenwijziging aan de orde zal komen wordt - in overeenstemming met de bepalingen van artikel 2:233 Burgerlijk Wetboek - een afschrift van dat voorstel, waarin de voorgedragen wijzigingen woordelijk zijn opgenomen, van de dag van de oproeping tot na afloop van de vergadering onder andere ten kantore van de vennootschap voor de vergadergerechtigden ter inzage gelegd en kan ieder van hen daarvan op zijn verzoek kosteloos afschrift verkrijgen, tenzij zodanig afschrift bij de oproeping wordt gevoegd.
9. Indien de door de wet of de statuten gegeven voor- schriften voor het oproepen en agenderen van vergaderingen en het ter inzage leggen van te behandelen onderwerpen niet in acht zijn genomen kunnen desondanks rechtsgeldige besluiten worden genomen mits in de betreffende vergadering het gehele geplaatste kapitaal vertegenwoordigd is en mits met algemene stemmen.
ARTIKEL 22.
1. De algemene vergadering wordt voorgezeten door de voorzitter of in zijn afwezigheid door de vice-voorzitter van de raad van commissarissen. Indien die voorzitter niet ter vergadering aanwezig is, voorziet de algemene vergadering zelf in haar leiding. De voorzitter van de vergadering kan regels en voorschriften aannemen betreffende het verloop van de vergadering.
2. De voorzitter wijst een van de aanwezigen aan als secretaris teneinde de notulen te houden en stelt met deze secretaris de notulen vast, ten blijke waarvan hij deze met de secretaris tekent. De notulen dienen in een notulenregister te worden opgenomen. Indien van het verhandelde ter vergadering een notarieel proces-verbaal wordt opgemaakt, behoeven notulen niet te worden gehouden.
3. Iedere vergadergerechtigde kan zich ter vergadering doen vertegenwoordigen door een schriftelijk gemachtigde.
ARTIKEL 23.
1. Ieder gewoon aandeel en ieder preferent aandeel geeft recht op het uitbrengen van een (1) stem.
2. Voor een aandeel dat toebehoort aan de vennootschap of aan een dochtermaatschappij kan in de algemene vergadering geen stem worden uitgebracht. Vruchtgebruikers en pandhouders van aandelen, die aan de vennootschap en haar dochtermaatschappijen toebehoren, zijn evenwel niet van hun stemrecht uitgesloten, indien het vruchtgebruik of pandrecht is gevestigd voordat het aandeel aan de vennootschap of een dochtermaatschappij toebehoorde. De vennootschap of een dochtermaatschappij kan geen stem uitbrengen voor aandelen waarop zij een recht van vruchtgebruik of een pandrecht heeft.
3. Bij de vaststelling of een bepaald gedeelte van het kapitaal vertegenwoordigd is dan wel of een meerderheid een bepaald gedeelte van het kapitaal vertegenwoordigt, wordt het kapitaal verminderd met het bedrag van de aandelen waarop geen stem kan worden uitgebracht.

4. Stemmingen over zaken geschieden mondeling, die over personen bij ongetekende gesloten briefjes, een en ander tenzij de voorzitter van de vergadering zonder tegenspraak van een van de stemgerechtigde aanwezigen een andere wijze van stemmen vaststelt of toelaat. Indien het een stemming over personen betreft kan een bij de betreffende vergadering aanwezige stemgerechtigde verlangen dat gestemd zal worden door middel van geheime briefjes.
5. Alle besluiten van de algemene vergadering worden genomen met een volstrekte meerderheid van de geldig uitgebrachte stemmen vertegenwoordigende meer dan de helft van het geplaatste kapitaal, behalve - onverminderd het bepaalde in artikel 16 leden 4 en 5 en artikel 19 lid 3 - : besluiten strekkende (a) tot wijziging van de statuten (b) tot juridische fusie of tot juridische splitsing, en (c) tot ontbinding van de vennootschap, welke besluiten slechts genomen kunnen worden met een meerderheid van twee/derden van de geldig uitgebrachte stemmen, vertegenwoordigende meer dan de helft van het geplaatste kapitaal en voorts alleen op voorstel van de raad van commissarissen. Het bepaalde in artikel 2:120 lid 3 Burgerlik Wetboek inhoudende dat een nieuwe vergadering bijeen geroepen kan worden waarin het besluit kan worden genomen onafhankelijk van het op deze vergadering vertegenwoordigd gedeelte van het kapitaal, is niet van toepassing.
6. Blanco stemmen en onthoudingen worden niet als uitgebrachte stemmen geteld.
7. Staken de stemmen omtrent een voorstel over zaken, dan komt geen besluit tot stand.
8. Ingeval bij een stemming tussen twee personen de stemmen staken beslist het lot wie van hen beiden is verkozen met dien verstande, dat ingeval van verkiezing van personen uit een bindende voordracht alsdan hij is verkozen, die van de betrokkenen op de voordracht het hoogste is geplaatst.
9. Het ter vergadering uitgesproken oordeel van de voorzitter omtrent de uitslag van een stemming is beslissend. Hetzelfde geldt voor de inhoud van een genomen besluit, voorzover gestemd werd over een niet schriftelijk vastgelegd voorstel.
10. Wordt echter onmiddellijk na het uitspreken van het in het voorgaande lid bedoelde oordeel de juistheid daarvan betwist, dan vindt een nieuwe stemming plaats wanneer de meerderheid van de algemene vergadering of indien de oorspronkelijke stemming niet hoofdelijk of schriftelijk geschiedde, een stemgerechtigde dit verlangt. Door deze nieuwe stemming vervallen de rechtsgevolgen van de oorspronkelijke stemming.
11. De directie houdt van de genomen besluiten aantekening. De aantekeningen liggen ten kantore van de vennootschap ter inzage van de vergadergerechtigden. Aan ieder van dezen wordt desgevraagd afschrift of uittreksel van deze aantekeningen verstrekt tegen ten hoogste de kostprijs.
ARTIKEL 24.

1. Tenzij de vennootschap vruchtgebruikers en/of pandhouders met stemrecht kent, kunnen besluiten van aandeelhouders in plaats van in algemene vergaderingen ook schriftelijk - waaronder begrepen per telegram-, telefax- en telexbericht - worden genomen, mits met algemene stemmen van alle stemgerechtigden.
2. De directie neemt de besluiten, welke op de wijze als in het voorgaande lid van dit artikel omschreven zijn tot stand gekomen, in het notulenregister van de algemene vergaderingen op en doet daarvan in de eerstvolgende algemene vergadering mededeling.

VERGADERINGEN VAN HOUDERS VAN AANDELEN VAN EEN BEPAALDE SOORT
ARTIKEL 25.

1. Vergaderingen van houders van aandelen van een bepaalde soort kunnen slechts worden gehouden indien verschillende soorten aandelen zijn uitgegeven. Met inachtneming van het bepaalde in de eerste zin van dit lid, worden vergaderingen van houders van aandelen van een bepaalde soort gehouden in alle gevallen, waarin krachtens deze statuten een besluit van de vergadering van houders van aandelen van een bepaalde soort nodig is alsmede zo dikwijls de directie en/of de raad van commissarissen dit nodig acht(en) of een of meer stemgerechtigden met betrekking tot aandelen van een bepaalde soort dit schriftelijk en onder nauwkeurige opgave van de te behandelen onderwerpen aan de directie en/of de raad van commissarissen verzoeken.
2. Artikel 21 leden 4 tot en met 8, artikel 22 leden 2 en 3 en artikel 23 zijn op vergaderingen van houders van aandelen van een bepaalde soort van overeenkomstige toepassing.
3. Indien de directie en/of de raad van commissarissen in gebreke blijft, na een verzoek als in het slot van lid 1 bedoeld, een vergadering van houders van aandelen van een bepaalde soort bijeen te roepen zodanig, dat deze binnen vier weken na ontvangst van het verzoek gehouden wordt, zijn de aanvragers zelf tot de bijeenroeping bevoegd.
4. De vergadering van houders van aandelen van een bepaalde soort voorziet zelf in haar leiding.
5. De voorzitter van de vergadering van houders van aandelen van een bepaalde soort beslist omtrent de toelating tot de vergadering van anderen dan stemgerechtigden ten aanzien van aandelen van de desbetreffende soort.
6. Besluiten van de vergadering van houders van aandelen van een bepaalde soort kunnen ook schriftelijk - waaronder begrepen per telegram-, telefax- en telexbericht - worden genomen mits met algemene stemmen van alle stemgerechtigden.

ACCOUNTANTONDERZOEK
ARTIKEL 26.

1. De algemene vergadering is bevoegd - en indien zulks wettelijk is voorgeschreven verplicht - een accountant opdracht te verlenen teneinde de door de directie opgemaakte jaarrekening te onderzoeken, daarover verslag uit te brengen aan de directie en een verklaring af te leggen.
2. Indien de algemene vergadering nalatig is met het verlenen van de opdracht aan de accountant als bedoeld in lid 1 van dit artikel geschiedt deze benoeming door de directie.

3. De opdracht kan te allen tijde worden ingetrokken door de algemene vergadering en door degene door wie de opdracht is verleend is geschied.

BOEKJAAR EN JAARREKENING
ARTIKEL 27.

1. Het boekjaar van de vennootschap loopt van een juni tot en met een en dertig mei van het volgende kalenderjaar.
2. De directie sluit per de laatste dag van elk boekjaar de boeken van de vennootschap af en maakt daaruit binnen vijf maanden - behoudens verlenging van deze termijn met ten hoogste zes maanden door de algemene vergadering op grond van bijzondere omstandigheden - een jaarrekening op, bestaande uit een balans, een winst- en verliesrekening en een toelichting en legt binnen deze termijn deze stukken voor aandeelhouders ter inzage ten kantore der vennootschap. Deze stukken worden eveneens overgelegd aan de raad van commissarissen. Binnen deze termijn legt de directie ook het jaarverslag over aan de algemene vergadering. De jaarrekening wordt ondertekend door alle directeuren en alle commissarissen; ontbreekt de handtekening van een of meer hunner, dan wordt daarvan onder opgave van de reden, melding gemaakt op de jaarrekening.
3. De vennootschap zorgt dat de opgemaakte jaarrekening, het jaarverslag en de krachtens de wet toe te voegen gegevens vanaf de oproep tot de algemene vergadering, bestemd tot hun behandeling, te haren kantore aanwezig zijn. De vergadergerechtigden kunnen deze stukken aldaar inzien en er kosteloos een afschrift van verkrijgen.
4. Het in de leden 2 en 3 van dit artikel bepaalde om- trent het jaarverslag en de krachtens de wet toe te voegen gegevens blijft buiten toepassing, indien artikel 2:396, lid 6, eerste volzin of artikel 2:403 Burgerlijk Wetboek op de vennootschap van toepassing is.
5. De algemene vergadering stelt de jaarrekening vast. Deze vaststelling strekt de directeuren en de commissarissen tot decharge voor alle handelingen in verband met het uitoefenen van hun taken gedurende het betreffende boekjaar, onverminderd hetgeen in de wet daaromtrent is of zal worden bepaald.

OPENBAARMAKING
ARTIKEL 28.

1. De vennootschap is verplicht tot openbaarmaking van de jaarrekening binnen acht dagen na de vaststelling. De openbaarmaking geschiedt door de nederlegging van een volledig in de Nederlandse taal gesteld exemplaar of, als dat niet is vervaardigd, een exemplaar in het Frans, Duits of Engels, ten kantore van het handelsregister van de Kamer van Koophandel en Fabrieken in welker gebied de vennootschap is ingeschreven. Op het exemplaar moet de dag van vaststelling zijn aangetekend.
2. Is de jaarrekening niet binnen zeven maanden na afloop van het boekjaar overeenkomstig de wettelijke voorschriften vastgesteld en goedgekeurd, dan maakt de directie onverwijld de opgemaakte jaarrekening op de in lid 1 voorgeschreven wijze openbaar. Op de jaarrekening wordt vermeld dat zij nog niet is vastgesteld.
3. Indien de algemene vergadering de termijn voor het opmaken van de jaarrekening heeft verlengd - in overeenstemming met het bepaalde in artikel 27 lid 2 - dan is het voorgaande lid van toepassing per het moment dat twee maanden na het einde van deze periode zijn verstreken.
4. Gelijktijdig met en op dezelfde wijze als de jaarrekening wordt een in dezelfde taal of in het Nederlands gesteld exemplaar van het jaarverslag en van de overige krachtens de wet toe te voegen gegevens openbaar maakt. Het voorafgaande geldt, voorzover de wet dit toestaat, niet, indien de stukken ten kantore van de vennootschap ter inzage van een ieder worden gehouden en op verzoek een volledig of gedeeltelijk afschrift daarvan ten hoogste tegen de kostprijs wordt verstrekt; hiervan doet de rechtspersoon opgaaf ter inschrijving in het handelsregister van de Kamer van Koophandel en Fabrieken.
5. De openbaarmaking zal geschieden met inachtneming van toepasselijke wettelijke uitzonderingen.

WINSTVERDELING
ARTIKEL 29.

1. Van de uit de vastgestelde jaarrekening blijkende winst zal een zodanig bedrag door de vennootschap worden gereserveerd als zal worden vastgesteld - met inachtneming van het bepaalde in lid 4 van dit artikel
        - door de raad van commissarissen. De alsdan resterende winst wordt in overeenstemming met de bepalingen in de navolgende leden van dit artikel behandelt.
2. Van de na toepassing van het bepaalde in voormeld lid 1 en met inachtneming van het bepaalde in lid 4 van dit artikel resterende en voor uitkering beschikbare winst, zal eerst op de preferente aandelen worden uitgekeerd een niet-cumulatief dividend van een tiende procent (0,1%) van het nominale bedrag van de preferente aandelen verminderd met enige, overeenkomstig lid 6, uitgekeerde interim-dividenden.
3. De winst welke resteert na de hierboven in lid 1 genoemde reservering en na de hierboven in lid 2 genoemde uitkering, staat ter beschikking van de algemene vergadering voor gelijke en proportionele uitkering op de gewone aandelen en/of voor reservering.
4. De vennootschap kan aan aandeelhouders en andere gerechtigden tot de voor uitkering vatbare winst slechts uitkeringen doen voorzover haar eigen vermogen groter is dan de som van (i) het geplaatste kapitaal, en
        (ii) de reserves die krachtens de wet of deze statuten moeten worden aangehouden.
5. Ten laste van de door de wet voorgeschreven reserves mag een tekort slechts worden gedelgd voor zover de wet dat toestaat.
6. De raad van commissarissen is met inachtneming van het bepaalde in lid 4 van dit artikel, bevoegd tot uitkering van een interimdividend te besluiten.

7. De raad van commissarissen kan besluiten dat (interim-) dividenden geheel of gedeeltelijk anders dan in contanten worden uitgekeerd.
8. Tenzij de raad van commissarissen een ander tijdstip vaststelt zijn dividenden onmiddellijk betaalbaar na vaststelling.
9. Dividenden, waarover binnen vijf jaar en een dag nadat zij betaalbaar zijn geworden niet is beschikt, vervallen aan de vennootschap.

ONTBINDING EN VEREFFENING
ARTIKEL 30.

1. Ingeval van ontbinding van de vennootschap geschiedt de vereffening door de directie tenzij de algemene vergadering anders beslist.
2. De algemene vergadering stelt de beloning van de vereffenaren en van degenen, die met het toezicht op de vereffening zijn belast, vast.
3. Gedurende de vereffening blijven deze statuten voorzoveel mogelijk van kracht.
4. Van hetgeen na voldoening van alle kosten van de ontbinding van de vennootschap en van alle schulden van de vennootschap van haar vermogen overblijft, wordt allereerst aan de houders van preferente aandelen de op die aandelen gestorte bedragen uitgekeerd. Hetgeen na toepassing van de onmiddellijk voorafgaande zin van het vermogen overblijft wordt uitgekeerd aan de houders van gewone aandelen in verhouding tot ieders bezit aan gewone aandelen. Op aandelen die de vennootschap zelf houdt, kan geen liquidatie-uitkering aan de vennootschap zelf plaatshebben.
5. Na afloop van de vereffening blijven de boeken en bescheiden van de ontbonden vennootschap gedurende zeven jaar berusten onder degene, die daartoe door de algemene vergadering bij het besluit tot ontbinding kan worden aangewezen. Indien een aanwijzing als voormeld door de algemene vergadering niet is geschied, geschiedt deze door de vereffenaren.

SLOTVERKLARING

De comparant verklaarde tenslotte dat:
A. het geplaatste kapitaal tien miljoer vijfenzestig duizend acthonderdzevenenvij ftig gulden en achten twintig cent (NLG 10.065.857,28) bedraagt, bestaande uit tien miljoen vierhonderdvijtentachtig duizend tweehonderdachtenzestig (10.485.268) gewone aandelen, met een nominale waarde van zesennegentig cent (NLG 0,96) elk;
B.      de verklaring van geen bezwaar als bedoeld in artikel 2:235
        Burgerlijk Wetboek is verleend blijkens een aan deze akte gehechte Ministeriele verklaring, de dato vijftien november negentienhonderd negenennegentig, nummer N.V. 157.527;
C. de verklaring van de accountant als bedoeld in artikel 2:72 lid 1 sub b Burgerlijk Wetboek aan deze akte zal worden gehecht;
D. de statuten van de vennootschap laatstelijk gedeeltelijk zijn gewijzigd bij akte van statutenwijziging op tweeentwintig april negentienhonderdachtennegentig verleden voor een plaatsvervanger van ondergetekende notaris.
                                  WAARVAN AKTE
Deze akte is verleden te Amsterdam op de datum in het hoofd van deze akte vermeld.

Na zakelijke opgave van de inhoud van deze akte en toelichting door mij, notaris, aan de comparant heeft deze mij, notaris, verklaard van de inhoud van deze akte te hebben kennisgenomen en op volledige voorlezing daarvan geen prijs te stellen. Vervolgens is deze akte, na beperkte voorlezing door de comparant en mij, notaris, ondertekend.

(w.g.) C.H.T. Koetsier, F.W. Oldenburg



                                                       UITGEGEVEN VOOR AFSCHRIFT
                                                       -------------------------

                   AMENDMENT TO THE ARTICLES OF ASSOCIATION

                                                                    NAUTA DUTILH

On this the seventeenth day of November one thousand nine hundred and ninety-nine, appeared before me, Maitre Frits Willem Oldenburg, civil law notary, practising at Amsterdam:

Cornelius Hein Theodoor Koetsier, employed at my office at 1077 WV Amsterdam, Prinses Irenestraat 59, born in Heemstede on the twenty-fourth day of July nineteen hundred and sixty-nine.

The Appearer declared: By virtue of a resolution passed on the fifteen day of November one thousand nine hundred ninety-nine by the shareholders of Metron Technology B.V., a private company with limited liability under the laws of the Netherlands having its corporate seat in Amsterdam, and having its business address at 1322 AD Almere, Kabelstraat 19, hereinafter called: the "company", it has been decided to convert the company into a "naamloze vennootschap" (public limited liability company) and simultaneously to amend the company's Articles of Association as hereinafter referred. By this resolution, a copy of which is attached to this deed, the Appearer was authorized to execute the notarial deed embodying the above conversion and amendment. Giving effect to the foregoing, the Appearer stated his wish to convert the company into a limited liability company and simultaneously to amend the Articles of Association of the company in such a way that they in their entirety shall read as follows:

----------------             ARTICLES OF ASSOCIATION

DEFINITIONS
ARTICLE 1.

The terms used in the Articles of Association of this company are defined below:
a. THE COMPANY: the legal entity to which these Articles of Association appertain;
b.      THE MANAGING BOARD: the management board of the company;
c.      THE SUPERVISORY BOARD: the supervisory board of the company;
d. SHARES: the common shares and the preference shares, unless the context requires otherwise;
e. SHAREHOLDERS: the holders of common shares and the holders of preference shares, unless the context requires otherwise;
f. HOLDERS OF DEPOSITARY RECEIPTS FOR SHARES: holders of depositary receipts for shares issued with the cooperation of the company;
g. RIGHTS ATTACHED TO DEPOSITARY RECEIPTS FOR SHARES: the rights which the (Dutch) Civil Code or these Articles of Association grant to holders of depositary receipts for shares which have been issued with the cooperation of the company;
h. PERSONS ENTITLED TO ATTEND MEETINGS: shareholders, holders of depositary receipts for shares, usufructuaries and pledgees holding the rights attached to depositary receipts for shares of the company;
i. THE GENERAL MEETING: either the body that comprises the voting shareholders of the company and other persons within the company entitled to vote or the meeting of persons entitled to attend meetings of the shareholders of the company;
j. THE MEETING OF HOLDERS OF SHARES OF A SPECIFIC CLASS: either the body that comprises the persons holding the voting rights over shares of a specific class or the meeting of persons holding the voting rights over shares of a special class;
k. DISTRIBUTABLE RESERVES: that part of the company's equity which exceeds the sum of the paid and called-up capital and the reserves which have to be maintained by virtue of the law and/or these Articles of Association;
l. ANNUAL ACCOUNTS: the balance sheet, the profit and loss account and explanatory notes to these documents as required to be made up under Dutch law;
m. SUBSIDIARY: a legal entity (a) in the general meeting of which the company or one or more of its subsidiaries can, whether or not by virtue of an agreement with other persons entitled to vote, exercise on its own or together with others more than half of the voting rights or (b) of which the company or one or more of its subsidiaries is or are a shareholder and in which it or they can, whether or not by virtue of an agreement with other persons entitled to vote, appoint or dismiss on its own or together with others more than half of the managing or supervisory directors, even if all those entitled to vote do so, as well as other legal entities which the law equates with subsidiaries, all the aforegoing within the meaning of article 2:24a of the (Dutch) Civil Code;
n. GROUP COMPANY: a legal entity with which the company is structurally associated into an economic unity.

NAME, CORPORATE SEAT, DURATION
ARTICLE 2.

1.      The name of the company is: Metron Technology N.V.
2.      It has its corporate seat at Amsterdam.
3.      The company shall continue to exist for an indefinite period of time.

OBJECTS

ARTICLE 3.

1.      The objects of the company are:
        a. to import, export, sell, distribute, lease, trade, market, and to advise with respect to products for the semiconductor industry or related products, as well as other products that are or may become of interest to the company, including any of its subsidiaries;
        b. to acquire, participate in, finance, manage and to have or dispose of any other interest in, other companies or enterprises of any nature;
        c. to raise funds by way of securities, bank loans, bond issues, notes and to borrow in any other way, to lend, to provide guarantees, to give security, including guarantees for debts of other persons and in general to render services in the fields of trade and finance;
        d. to invest in securities, savings certificates and other financial instruments;
        e. to acquire, develop, hold, turn to account, to charge or encumber with mortgages, dispose of or in any other way utilise immovables as well as to engage in any kind of brokerage services in respect of immovables;
        f. to carry out factoring and invoicing of trade receivables, netting of payables and receivables as well as to conduct research and development activities;
        g. to commercialise licences, copyrights, patents, designs, secret processes or formulas, trademarks and similar interests, to promote the sale and purchase of - and the trade in - these items, including allowing the use of these items and receiving royalties and other income connected with these activities;
        h. to perform all acts that are advisable, necessary, usual or related to the above-mentioned objects.
2. The objects specified in the preceding paragraph shall be construed in the widest sense and include any activity or object which is incidental or may be conducive thereto or connected therewith.

SHARE CAPITAL, SHARES
ARTICLE 4.

1. The authorized share capital of the company amounts to forty-eight million Dutch Guilders (NLG 48,000,000), divided into forty million (40,000,000) common shares and ten million (10,000,000) preference shares, with a par value of ninety-six cents (NLG 0.96) each.
2. The common shares and preference shares shall be in registered form only.

3. In the event that the aggregate amount of (i) the issued share capital and (ii) the reserves required to be maintained by the law, is less than the minimum share capital as then required by the law, the company must maintain a reserve up to an amount equal to the difference.

ISSUES OF SHARES
ARTICLE 5.

1. Shares that have not yet been issued shall, up to the amount of the authorized capital, with due observance of the provisions of the (Dutch) Civil Code, be capable of being issued by virtue of a resolution of the supervisory board. The authority of the supervisory board, as referred to in the preceding sentence, shall terminate five years after the date of execution of this deed, unless the general meeting has extended such authority. As long as the supervisory board has the authority to adopt a resolution to issue shares, the general meeting shall not have the authority to adopt such resolutions.
2. In case the supervisory board no longer has the authority referred to in paragraph 1 of this article, any resolution to issue shares shall require the prior approval of the supervisory board.
3. Any resolution to issue shares shall stipulate the terms and conditions of issuance.
4.      Upon any issue of shares the company cannot subscribe for its shares.

FINANCIAL ASSISTANCE
ARTICLE 6.

With respect to the subscription for or acquisition of shares in its share capital or depositary receipts for shares by other persons, the company may neither grant security rights nor give a guarantee as to the price of the shares nor grant guarantees in any other manner nor bind itself either jointly or severally in addition to or for other persons. This prohibition shall also extend to its subsidiaries.

PRE-EMPTIVE RIGHTS.
ARTICLE 7.

1. Except as provided below, in the event of the issue of new shares, each holder shall have pre-emptive rights of purchase of shares of the same class as and pro rata to his existing holdings. No pre-emptive rights are attached to shares issued to employees of the company or employees of a group company.
2. Pre-emptive rights can, with due observance of the relevant provisions of the (Dutch) Civil Code, be restricted or excluded by virtue of a resolution of the supervisory board. The authority of the supervisory board, as referred to in the preceding sentence, shall terminate five years after the date of execution of this deed, unless the general meeting has extended such authority.
3. The company shall announce the issue of shares to which pre-emptive rights are attached and the period in which that right is capable of being exercised in a written notification to all the shareholders within fourteen days of such a resolution being passed.

        Pre-emptive rights with respect to an issue shall be capable of being exercised only during the four weeks after the day the announcement relating to such issue has been sent out.
4. The provisions in article 5 paragraph 1 up to and including 3 and in this article shall be applicable in cases when a right to subscribe for shares is granted.

        Shareholders, however, shall have no pre-emptive rights for shares which are being issued to a person who exercises a previously acquired right to subscribe for shares.

PAYMENT FOR SHARES UPON ISSUANCE.
ARTICLE 8.

1. Shares shall only be issued for a consideration which when expressed in Dutch Guilders is at least equal to their par value. It may be stipulated though that a part of the nominal amount of the preference shares, not exceeding three quarters thereof, needs only be paid after the company has called it in.
2. Payment must be made in cash, unless a contribution in kind has been agreed upon.
3. Payment in cash may be made in a foreign currency, subject to the company's consent. If payment is made in a foreign currency, the company shall deposit with the trade register of the chamber of commerce and industry in the district in which the company is listed, a statement from a banker within two weeks after the payment. The statement must mention the Dutch Guilders equivalent into which the amount paid was freely convertible at the applicable rate of exchange.

        The company may demand that payment is made at the rate of exchange on a fixed day within two months before the last day on which payment must be made, provided the shares or depositary receipts will, upon issue, be quoted without delay on the price list of on exchange outside the Netherlands.

4. If payment is made in kind, the company shall prepare a description ("beschrijving") of the contribution, stating (i) the value which has been attributed thereto as at a date which may not be prior to the date five months before the shares are issued, (ii) the valuation methods applied which must be in conformity with Dutch generally accepted accounting principles, (iii) the number of shares to be issued by the company against such contribution and (iv) the aggregate amount of the payment obligation expressed in Dutch Guilders. The description must be signed by all managing directors.
5. An accountant must render a statement to the effect that in his opinion the value of the contribution equals at least the aggregate amount of the payment obligation expressed in Dutch Guilders.
6. The provisions of paragraphs 4 and 5 do not apply if the exceptions of sections 2:94b and 94a of the (Dutch) Civil Code are applicable.
7. The company shall deposit a certified copy of the accountant's statement referred to in paragraph 5 with the trade register of the chamber of commerce and industry in the district in which the company is listed within eight days after the date of issuance of the shares, and shall simultaneously disclose the names of the subscribers for the shares which have been paid in kind and the aggregate par value of such shares.

ACQUISITION AND TRANSFER BY THE COMPANY OF SHARES IN ITS OWN SHARE CAPITAL
ARTICLE 9.

1. Subject to the authorization of the managing board by the general meeting, -which authorization shall be valid for not more than eighteen months-, the managing board may cause the company to acquire fully paid up shares in its own share capital for consideration, provided:
        a. the company's equity ("eigen vermogen") minus the acquisition price is not less than the aggregate of
                (i)     the par value of the issued share capital and
                (ii) the reserves which must be maintained pursuant to the law and/or the Articles of Association;
        b. the aggregate par value of the shares in its share capital to be acquired and already held by the company and its subsidiary companies does not exceed ten percent (10%) of the issued share capital.

                The validity of the acquisition shall be determined on the basis of the company's equity as it appears from the most recently adopted balance sheet, minus the acquisition price for shares in the company's share capital and any distribution of profits or reserves to other persons which have become due by the company and its subsidiary companies after the balance sheet date.
2. The general meeting must specify in the authorization as referred to in paragraph 1 of this article the number of shares which may be acquired, the manner in which they may be acquired and the limits in which the price must be set.
3. No authorization, as referred to in paragraph 1, shall be required for any acquisition by the company of its own shares for the purpose of transferring the same to employees of the company or of a group company under a scheme applicable to such employees, provided that such shares are officially listed on an exchange.
4. No acquisition pursuant to paragraph 1 of this article is permitted if a period of six months following the end of a financial year has expired without the annual accounts for such year having been adopted.
5. Alienation of shares held by the company in its own capital to any party shall be effected only in pursuance of a resolution of the supervisory board. Upon taking the resolution to alienate such shares, the terms and conditions of such alienation shall also be determined by the supervisory board.
6. If depositary receipts for shares in the share capital of the company have been issued (whether or not with cooperation of the company), such depositary receipts shall be taken into account for the purpose of the calculations to be made pursuant to and in accordance with the provisions of paragraph 1.

REDUCTION OF ISSUED SHARE CAPITAL
ARTICLE 10.

1. The general meeting may - upon a proposal thereto by the supervisory board - resolve to reduce the issued share capital by (i) cancelling shares, or by (ii) reducing the par value of shares by an amendment of the Articles of Association, provided that in both cases (a) the amount of the issued share capital does not fall below the minimum share capital as required by the law at the time of the resolution, and (b)
        article 4 paragraph 3 of these Articles of Association is observed.
2. If the result of an intended reduction of the issued shares capital is that the issued share capital will be less than twenty per cent (20%) of the authorized share capital, these Articles of Association must first be amended in order to reduce the authorized share capital to such an amount as to permit that article 4, paragraph 3 of these Articles of Association can be observed.

3. A resolution to cancel shares can only apply to shares which are held by the company itself or to shares for which the company holds depositary receipts (whether or not such depositary receipts have been issued with the cooperation of the company).
4. Reduction of the par value of shares without repayment or partial repayment of the par value shall be effected pro rata with respect to all shares. The shareholders may, by unanimous consent, waive the right that such a reduction shall be effected pro rata with respect to all shares.
5. The notice of a general meeting at which a resolution referred to in this article is to be adopted shall mention the purpose of the reduction of the share capital and the manner in which such reduction shall be effected.
6. The resolution to reduce the share capital shall specify the shares to which the resolution applies and shall describe how such resolution shall be implemented.
7. The company must file a resolution to reduce the issued share capital with the trade register of the chamber of commerce and industry in the district in which the company is listed, and it must further announce such filing in a nationally published daily newspaper.

SHARE CERTIFICATES
ARTICLE 11.

1. At the request in writing of a shareholder, share certificates shall be issued in respect of the shares held by such shareholder. The form and the contents of the share certificates shall be determined by the supervisory board.
2. Share certificates for more than one share may be made available. Such plural share certificates may at all times be exchanged for singular certificates and vice versa, free of charge.
3. The share certificates shall be signed by a member of the managing board or a transfer agent duly authorized by it for this purpose, either by an original signature or by a facsimile signature.
4. If share certificates are damaged, lost or missing, the managing board or a transfer agent duly authorized by it for this purpose, may issue duplicates thereof and may establish conditions for such issuance. As a result of the issuance of duplicates, the original documents shall become null and void vis-a-vis the company. The new certificates will bear the same numbers and letters of the documents they replace.
5.      The shares shall be consecutively numbered per class from 1 onwards.

SHAREHOLDERS REGISTER
ARTICLE 12.

1. The managing board or a transfer agent duly authorized by it for this purpose, shall maintain a register in which the names and addresses of all shareholders shall be recorded, the date on which they acquired the shares, the number and class of shares held by each of them, the date of acknowledgement of the transfer by the company or service of notice of the transfer upon the company, as well as the amount of the par value paid on each shares upon its issuance. The register must further state the names and addresses of those persons who hold a right of usufruct or a right of pledge on shares, the date on which they acquired such right, the date of acknowledgement of the encumbrance by the company or service of notice of the encumbrance upon the company and whether the voting rights to the shares concerned or the rights of holders of depositary receipts have been conferred on such person.
2.      The register shall be kept up to date.
3. The register may, at the discretion of the managing board, be kept in more than one copy at more than one place, however one copy should at all times be kept at the offices of the company.

        With due observance to the provisions of this article, the managing board decides upon the form and the contents of the (a) shareholders register(s).
4. The register, shall be made available at the offices of the company for inspection by the shareholders, as well as by the holders of a right of usufruct and by the holders of a right of pledge who are entitled to vote.

        The preceding sentence shall not apply to (that part of) the register which is kept outside the Netherlands in compliance with applicable legislation or pursuant to the rules of an exchange.

        The information in the register in respect of shares which have not been paid in full shall be available for public inspection; a copy of an extract of such information shall be provided at no more than cost.
5. If so requested, the managing board or a transfer agent duly authorized by it for this purpose shall, free of charge, furnish a shareholder, a holder of a right of usufruct or a holder of a right of pledge with an extract from the register regarding their respective rights with respect to a share.

        If a share is encumbered with a right of usufruct or a right of pledge, the extract shall specify who is entitled to vote.
6. Each shareholder, holder of a depositary receipt for shares, holder of a right of usufruct, and a holder of a right of pledge shall furnish his address to the managing board.

7. If a share, a registered depositary receipt for shares, issued with cooperation of the company, a right of usufruct or a right of pledge over a share forms part of undivided property to which Title 7 of Book 3 of the (Dutch) Civil Code is applicable, then the persons jointly entitled thereto - whose names, moreover, must be recorded in the register - shall only be capable of being represented vis a vis the company by one person to be appointed by them for that purpose in a written statement.

        The personal details of the representative thus appointed shall be entered into the register, and all notifications and notices to the persons jointly entitled to that undivided property shall be capable of being sent to the address, recorded in the register, of the person thus appointed.

NOTICES TO ATTEND AND NOTIFICATIONS
ARTICLE 13.

1. Notices to attend meetings and notifications shall be given by registered or regular letter. Notices to attend meetings and notifications to shareholders as well as to holders of depositary receipts for shares, holders of a right of usufruct and holders of a right of pledge, shall be sent to the addresses most recently furnished to the managing board. Notifications by shareholders or by holders of depositary receipts for shares, holders of a right of usufruct and holders of a right of pledge, to the managing board or to the supervisory board shall be sent to the office of the company.
2. The date of a notice to attend a meeting and the date of a notification shall be deemed to be the date stamped on the receipt issued for a registered letter, or the date of mailing, as the case may be.
3. Any notification which, pursuant to the law or these Articles of Association, must be addressed to the general meeting may be included in the notice convening such meeting.

TRANSFER OF SHARES AND LIMITED RIGHTS TO SHARES
ARTICLE 14.

1. The transfer of a share or of a limited right thereto shall require an instrument intended for such purpose and, save where the company itself is a party to such legal act, the written acknowledgement by the company of the transfer.
2. The acknowledgement by the company of any transfer shall be made by a member of the managing board or a transfer agent duly authorized by it for this purpose, in the instrument or by a dated statement on the instrument or on a copy or extract thereof mentioning the acknowledgement signed as a true copy by the civil-law notary or the transferor. If a share certificate has been issued for a share, the surrender of the relative share certificate to the company or to a transfer agent duly authorized by it for this purpose, shall also be required for any transfer. If the share certificate is surrendered to the company or to a transfer agent duly authorized by it for this purpose, the company or the transfer agent duly authorized by it for this purpose, may alternatively acknowledge the transfer by making an annotation on such share certificate as proof of the acknowledgement or by replacing the surrendered certificate by a new certificate registered in the name of the transferee.
3. Service of an instrument, as referred to in paragraph 2, or of a copy or extract thereof on the company shall be considered to have the same effect as an acknowledgement.
4. In the case of a transfer of shares not paid in full, the acknowledgement may be made only if the instrument has a recorded, or otherwise fixed, date.

THE RIGHT OF USUFRUCT IN RESPECT OF AND THE RIGHT OF PLEDGE ON SHARES
ARTICLE 15.

1. Each shareholder is entitled to create a right of usufruct in respect of or a right of pledge on the shares held by him in whole or in part. The shareholder shall have the voting rights for shares in respect of which a right of usufruct or a right of pledge has been established.
2. In deviation from the provision in the last sentence of the previous paragraph, the usufructuary or pledgee shall have the voting rights if this was agreed upon when the limited right was established and this has been approved by the supervisory board.
3. If any other person acquires the rights of a usufructuary or a pledgee who is entitled to vote, he shall only be entitled to the right to vote if the transfer of the voting right has been approved by the supervisory board.
4. The approval referred to in paragraphs 2 and 3 hereof must be requested by registered letter addressed to the supervisory board.

        As promptly as practicable but at least within thirty days after a request for that approval has been received, a meeting of the supervisory board shall be called, to which the request for that approval shall be submitted. If the supervisory board fails to hold the said meeting, then the person who made the request shall himself have authority to call the meeting of the supervisory board subject to due observance of what has been provided thereon in these Articles of Association.

5. Shareholders not entitled to vote and usufructuaries and pledgees entitled to vote shall have the rights attached to depositary receipts for shares.

MANAGEMENT
ARTICLE 16.

1. The company shall have a managing board, consisting of one or more managing directors A and one or more managing directors B under the supervision of a supervisory board.
2. The number of managing directors shall be fixed by the supervisory board.
3. Natural as well as legal persons can hold the office of managing director.
4. The general meeting shall appoint the managing directors for an unlimited period of time and shall at all times have power to suspend or dismiss any managing director. A resolution to appoint a managing director can only be passed upon recommendation by the supervisory board. Simultaneously with their appointment, the general meeting shall determine whether the managing director shall serve as a managing director A or a managing director B.

        Each managing director can at all times also be suspended by the supervisory board.
5. A shareholders resolution to suspend or dismiss a managing director must be passed by a two thirds majority of the valid votes cast provided that such votes represent more than half of the issued share capital.

        The provision in Article 2:120, paragraph 3, of the (Dutch) Civil Code, providing that a new meeting may be convened at which the resolution may be passed, irrespective of the part of the capital represented at such meeting, shall not be applicable.
6. The appointment of the managing directors may result from a binding nomination, which provides for at least two persons for each vacancy to be filled, made by the supervisory board within three months of such board being invited by means of a registered letter to do so by the managing board. In case no binding nomination has been made within the abovementioned period, the general meeting shall be free in its choice. The general meeting shall also be free in its choice if it deprives any nomination of its binding character in a resolution passed by at least two thirds of the valid votes cast at a meeting where more than half of the issued share capital is present or represented. The provisions in article 2:120, paragraph 3, of the (Dutch) Civil Code shall not be applicable.

7. If, in the event of suspension of a managing director, after three months no resolution has been passed by the general meeting to dismiss him, the suspension shall terminate.
8. A managing director shall be given the opportunity to account for his actions in the general meeting where his suspension or discharge is discussed and have an adviser assist him therein.
9. The supervisory board shall decide on the remuneration and the further terms and conditions of employment for each of the managing directors.

DUTIES AND POWERS
ARTICLE 17.

1. The managing board shall, subject to the limitations contained in these Articles of Association, be in charge of the management of the company.
2. If the managing board consists of one managing director A, the managing director A shall be chairman of the managing board. If the managing board consists of more than one managing director A, they shall decide among themselves, who shall be chairman of the managing board.
3. With due observance of these Articles of Association and the law, the managing board may adopt rules governing its internal organisation. Furthermore, the managing directors may divide their duties among themselves, whether or not by way of such rules.
4.      The managing board shall meet whenever a managing director so desires.
5. The managing board shall adopt its resolutions with an absolute majority of votes cast in a meeting at which at least a majority of its members is present or represented, including at all times, all managing directors A. A managing director may cause himself to be represented at a board meeting by another managing director, by proxy duly authorized in writing. In a tie vote, the proposal shall have been rejected.
6. The managing board shall have power to pass resolutions outside meetings as well, provided this be done (i) by unanimous vote and further in writing, by telegraph, by telefax or by telex messages or (ii) by telephone by a majority of the managing directors then in office and provided that all the managing directors have been consulted on the resolution to be passed and none of them objects against the applicable manner of passing a resolution.
7. The ruling pronounced by the chairman of the managing board concerning the result of a vote, as well as the ruling concerning the contents of a resolution that has been passed, insofar as a vote was taken about a proposal other than in a written form, shall be decisive.

        If, however, immediately after a ruling as referred to in the previous sentence is pronounced, its correctness is disputed, a new vote is taken provided that this is required by a majority of votes, or if, in the event of the first vote not being taken by call or not being a written one, one of those present and entitled to vote should wish so.

        This new vote nullifies the legal consequences of the original vote.
8. The managing board shall need the approval of the supervisory board for such resolutions of the managing board as shall be determined by the supervisory board, and of which the supervisory board has informed the managing board in writing.
9. Pursuant to Article 2:130 of the (Dutch) Civil Code, the absence of the approval required in accordance with paragraph 8 of this article shall not affect the powers of representation of the managing board or of the managing directors as laid down in article 18.
10. The managing board shall have the obligation to act in pursuance of the directions of the supervisory board regarding the general outlines of the financial, social and economic policies and regarding personnel management within the company.
11. In the event of the prevention or permanent absence of one or more managing directors the remaining managing director(s) shall be in charge of the entire management of the company; in the event of the prevention or permanent absence of all the managing directors or of the sole managing director there must at all times be a person, who has been appointed for that purpose by the supervisory board, to be in that event temporarily in charge of the management of the company.
12. The managing directors may attend the general meetings; in these meetings their role will be an advisory one.

REPRESENTATION
ARTICLE 18.

1. The managing board as well as each managing director A individually shall have power to represent the company and bind the company vis-a-vis third parties. A managing director B may only represent the company together with another managing director.
2. In the event that a managing director, acting in his personal capacity, enters into an agreement with the company, or if he, acting in his personal capacity, conducts any litigation against the company, the company may, with due observance of the provisions of the first paragraph, be represented in that matter either by one of the other managing directors or by a supervisory director designated for that purpose by the supervisory board, all of the foregoing unless the general meeting designates a person for that purpose or unless the law otherwise provides for such designation.

        The designated person may also be the managing director with whom the conflict of interest exists. If a managing director has a conflict of interest with the company other than as referred to in the first sentence of this paragraph, then he and each of the other managing directors as well shall have power to represent the company, with due observance of the provisions of the first paragraph of this article.
3. The managing board may grant to one or more persons, whether or not employed by the company, the power to represent the company and bind the company vis-a-vis third parties ("procuratie") on a continuing basis. The company shall deposit a copy of its relevant resolution, listing the limitations of such power of attorney, if any, with the trade register of the chamber of commerce and industry in the district in which the company is listed. The managing board may also grant such titles as it may determine (such as director, officer or otherwise) to persons, as referred to in the preceding sentence, as well as to other persons, but in the latter event only if such persons are employed by the company.

THE SUPERVISORY BOARD
ARTICLE 19.

1. The company shall have a supervisory board consisting of one or more natural persons.
2. The number of supervisory directors in office shall be fixed by the supervisory board.
3. The general meeting shall appoint all supervisory directors with due observance of and in the way as provided in article 16, paragraph 6 and shall at all times be empowered to suspend or dismiss any such supervisory director. A shareholders resolution to suspend or dismiss a supervisory director can only be passed with due observance of the provisions in article 16, paragraph 5. A resolution to appoint a supervisory director can only be passed upon recommendation by the supervisory board.
4. The supervisory board shall be empowered to grant to the supervisory directors or to one or more of them a remuneration.

        Any reasonable expenses incurred by supervisory directors in this capacity shall be refunded to them.
5. It shall be the duty of the supervisory board to exercise supervision over the managing board's conduct of affairs and over the general course of business in the company and the business enterprise connected with it. It shall offer advice to the managing board. In discharging their duties the supervisory board shall have regard for the interests of the company and the business enterprise connected with it.
6. The managing board shall supply all such information regarding the affairs of the company to any one of the supervisory directors who should require this. The supervisory board shall have power to examine all books, documents and correspondence of the company and to take cognizance of all acts that have taken place; each supervisory director shall have access to all buildings and sites that are being used by the company.
7. The supervisory board shall be entitled to ask the assistance of experts in the exercise of its duties for account of the company.

        The supervisory board shall appoint a secretary, who needs not be a member of such board, and make arrangements for his substitution in case of his absences at meetings of such board. The secretary shall keep minutes of the proceedings at meetings of the supervisory board. The minutes shall be adopted at the same or in a subsequent meeting.
8. If the supervisory board consists of more than one board member, the supervisory board shall appoint one of them chairman. In that case, it may also appoint a vice-chairman. The supervisory board shall furthermore be empowered to appoint one or more of them to be primarily in charge of the day-to-day supervision of the managing board.

        Subject to any limitations that may be imposed by applicable law, the supervisory board may delegate any of its powers to committees consisting of such member or members of its body as it thinks fit; any committee as formed shall in the exercise of the power so delegated conform to any regulations that may be imposed on it by the supervisory board.

        The supervisory board may draw up its own charter, which will regulate the formalities for meetings of the supervisory board to be observed, in addition to the foregoing provisions.
9. The supervisory board shall meet whenever its chairman or two other members of that board considers this necessary. Notice of its meetings shall be given by the chairman of the supervisory board - stating the matters to be dealt with - and in the event of his prevention or permanent absence by one of the other supervisory directors; the period of notice of the meeting being at least eight days.

        If asked to do so, the managing board shall attend the meetings of the supervisory board; in that event their role shall be an advisory one.

10. The supervisory board shall have power to pass resolutions outside meetings as well, provided this be done (i) by unanimous vote and further in writing, by telegraph, by telefax or by telex messages or
        (ii) by telephone by a majority of the supervisory directors then in office and provided that all the supervisory directors have been consulted on the resolution to be passed and none of them objects against the applicable manner of passing a resolution.
11. The supervisory board shall adopt its resolutions with an absolute majority of the votes cast in a meeting at which at least a majority of its members is present or represented. A supervisory director may cause himself to be represented at a meeting of the supervisory board by another supervisory director, by proxy duly authorized in writing. If two meetings have been convened without a majority of the supervisory directors being present or represented at the meeting concerned, the supervisory directors who are present or represented at a subsequent meeting can adopt valid resolutions, regardless whether a quorum is present or represented at that subsequent meeting.

        In a tie vote, the proposal shall have been rejected, unless the meeting is attended by more than two supervisory directors including the chairman of the supervisory board, in which case the chairman of the supervisory board shall have a casting vote.
12. The ruling pronounced by the chairman of the supervisory board regarding the outcome of a vote as well as the ruling concerning the contents of a resolution passed by the supervisory board, provided that a vote has been held about a proposal not recorded in writing, shall be decisive.

        If, however, the correctness of a ruling as referred to in the preceding sentence is challenged immediately after the ruling has been pronounced, then a new vote shall be held, whenever a majority of those present and entitled to vote or, if the original vote was not taken by call or ballot papers, whenever any one of those present and entitled to vote should wish so. This new vote shall nullify the legal consequences of the original vote.
13. All resolutions of the supervisory board, including those passed outside meetings, shall be entered into a register of minutes.
14. When the company wants to establish proof of any resolution of the supervisory board the signature of the secretary as referred to in paragraph 7 of this article, or the signature of one member of the supervisory board, on the document in which the resolution is contained shall suffice.
15. Supervisory directors shall serve for a period of (in principle) one year, such period to commence on the date following the date of his (re-) appointment in the annual general meeting and ending on the date of the annual general meeting held in the following financial year. If a supervisory director has not been appointed in the annual general meeting but in an extraordinary general meeting, he shall in principle serve for a period less than one year, such period to commence on the date following the date of his (re-) appointment in the extraordinary general meeting and ending on the date of the first annual general meeting which will be held after the extraordinary general meeting referred to above.

        After his term of office has expired, each supervisory director shall immediately be eligible for re-appointment for a subsequent year term, unless he has reached or will reach the age of seventy-two in the financial year in which the meeting is held. A person who has reached the age of seventy-two shall not be eligible for being appointed a supervisory director. A supervisory director shall not resign later than on the day that the annual general meeting is held in the financial year in which he reaches the age of seventy-two.
16. If for any reason whatsoever one or more supervisory directors are permanently absent, then the remaining supervisory directors shall, as long as at least one supervisory director is in office, constitute a body capable of acting until the vacancy(ies) has/have been filled.
17. If there is only one supervisory director, he shall have all the powers and obligations that these Articles of Association confer and impose on the supervisory board and its chairman.
18. The supervisory directors may attend the general meetings; in these meetings their role will be an advisory one.

INDEMNIFICATION.
ARTICLE 20.

Subject to the limitations of this article, every person or legal entity who is, or has been, a managing director, a supervisory director or officer with the power to represent the company as referred to in article 18, paragraph 3 ("officer"), employee or agent of the company or who is serving or has served at the request of the company as a managing director or supervisory director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, who is made, or threatened to be made, a party to any pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he or it becomes involved as a party or otherwise by virtue of his or its being, or having been, a managing director, a supervisory director, officer, employee or agent of the company or by virtue of his serving or having served at the request of the company as a managing director or supervisory director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be indemnified by the company, to the fullest extent permitted under the laws of the Netherlands or any other applicable law, against
(i) any and all liabilities imposed on him or on it, including judgments, fines and penalties, (ii) any and all expenses, including costs and attorney's fees, reasonably incurred or paid by him or by it, and (iii) any and all amounts paid in settlement by him or by it, in each case in connection with any such claim, action, suit or other proceeding.

A managing director or supervisory director, officer, employee or agent shall have no right to be indemnified against any liability towards the company if it shall have been finally determined that such liability resulted from the wilful misfeasance, bad faith or gross negligence or improper personal benefit of such person or legal entity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person or legal entity did not act in good faith and in a manner which such person or legal entity reasonably believed to be in or not opposed to the best interests of the company. The right of indemnification and advancement of expenses herein provided (i) may be insured against by policies maintained by the company, whether or not the company would have the power to indemnify such managing director or supervisory director, officer, employee or agent against such liability under this article,
(ii) shall be severable, (iii) shall not affect any other rights to which a person or legal entity may now or hereafter be entitled, (iv) shall continue as to a person or legal entity who has ceased to be a managing director, a supervisory director, officer, employee or agent of the company or who has ceased to serve at the request of the company as a managing director or supervisory director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, and (v) shall insure to the benefit of the heirs, executors, administrators or successors of such person or legal entity.

Nothing included in this article will affect any right to indemnification to which persons or legal entities seeking indemnification or advancement of expenses may be entitled by contract or otherwise, both as to action in such person's or legal entity's official capacity and as to action in another capacity while holding such office.

Expenses (including attorney's fees) incurred by a managing director or supervisory director, officer, employee or agent in connection with the preparation and presentation of a defence to any civil, criminal, administrative, or investigative claim, action, suit or proceeding of the character described in this article, may be advanced to such managing director or supervisory director, officer, employee or agent by the company prior to final disposition thereof upon receipt of an undertaking by or on behalf of such managing director or supervisory director, officer, employee or agent to repay such amount if it is ultimately determined that he or it is not entitled to indemnification under this article. If the advancement of expenses shall not be made by the company, a person entitled to indemnification may seek reimbursement from the company subject to the written consent of the company.

For purposes of this article, reference to "the company" shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managing directors or supervisory directors, officers, and employees or agents, so that any person who is or was a managing director or supervisory director, officer, employee or agent of such constituent company or is or was serving at the request of such constituent company as a managing director or supervisory director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

For purposes of this article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the company" shall include any service as a managing director or supervisory director, officer, employee or agent of the company which imposes duties on, or involves services by, such managing director or supervisory director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the company" as referred to in this article.

GENERAL MEETINGS
ARTICLE 21.

1.      At least once a year, a general meeting shall be held.

        Such general meeting shall be held within six months after the end of the financial year, at which, among other issues, the following shall be dealt with:
        a. except in case a delay in drawing up the annual accounts has been approved, the consideration of the annual accounts and, insofar as is required by law, of the annual report and additional information;
        b. the confirmation and adoption of the annual accounts, except if a delay in drawing up the annual accounts has been approved;
        c.      deciding upon the allocation of profits;
        d.      in addition to the above, doing everything required by law.
2. Furthermore, general meetings shall be held as often as the majority of the managing directors then in office or the majority of the supervisory directors then in office considers it necessary, without prejudice to the provisions in the paragraph 4 hereof.
3. Proposals by shareholders for both annual general meetings and extraordinary general meetings, shall only be discussed in case notification thereof has been sent timely to the office of the company, so that in compliance with the stated period of notice for convening meetings the same can likewise be announced with all other matters to be considered, provided that with respect to annual general meetings, shareholders will be required to give such notice at least sixty (60) days and no more than ninety (90) days prior to the one year anniversary of the date the previous year's annual general meeting was held.
4. One or more shareholders, who jointly represent at least ten percent (10%) of the issued share capital may, on their application, be authorized by the president of the District Court to convene a general meeting. The president shall dismiss the application if it does not appear to him that the applicants have previously requested the managing board and the supervisory board in writing, stating the exact matters to be considered, to convene a general meeting, and neither the managing board nor the supervisory board, which in this case have equal powers, have taken the necessary steps so that the general meeting could be held within six weeks after the request.
5. General meetings shall be held in the place where the company has its corporate seat as contained in these Articles of Association, as well as in Almere, Delft, Haarlemmermeer, Rotterdam, The Hague or Utrecht. At a general meeting, held at a different place, valid resolutions shall also be capable of being passed if the entire issued share capital is represented.

6. Notice of the meetings, without prejudice to the provisions of paragraph 3 of this article, must be given to the persons entitled to attend meetings, by or on behalf of the managing board or the supervisory board by means of notice letters; the period of notice shall be at least fourteen days, not including the day of the notice and the day of the meeting.
7.      The notice of the meeting shall contain the agenda of the meeting.
8. If a proposal to amend the company's Articles of Association is to be dealt with, a copy of that proposal, in which the proposed amendments are stated verbatim, shall - in accordance with the provisions of
        Article 2:123 of the (Dutch) Civil Code - be made available for inspection to the persons who are entitled to attend meetings inter alia at the office of the company where it maintains its corporate seat, as from the day of the notice of the meeting until after the close of that meeting, and each of them shall be entitled, upon his request, to obtain a copy thereof, without charge unless such a copy is attached to the notice of the meeting.
9. If the provisions laid down by law or by these Articles of Association in relation to giving notice of meetings, drawing up the agendas for such meetings and making available for inspection those matters which are to be dealt with have not been complied with, then valid resolutions shall nevertheless be capable of being passed, provided that the entire issued share capital be represented at the meeting in question and provided that the resolution be passed unanimously.

ARTICLE 22.

1. The chairman of the supervisory board or in his absence the vice-chairman of the supervisory board shall chair the meeting. If such chairman is not present at any such meeting, the general meeting shall itself decide who is to chair the meeting. The chairman of the meeting may adopt rules and regulations relating to the conduct of such meeting.
2. The chairman shall appoint one of those present to act as secretary whose duty it shall be to draw up the minutes of the meeting and the chairman shall, together with the secretary, confirm and adopt the minutes, in proof of which they shall sign these.

        The minutes shall be entered into a register of minutes. If an official notarial record is made of the matters dealt with at a meeting then minutes need not be drawn up.

3. Each of the persons entitled to attend meetings shall have the right to be represented at a meeting by a proxy duly authorized in writing.

ARTICLE 23.

1. Each common share and each preference share entitles the holder thereof to cast one (1) vote.
2. At general meetings the company shall not be capable of casting votes for shares in its own share capital which are held by itself or by one of its subsidiaries. Usufructuaries and pledgees of shares held by the company and its subsidiaries are not excluded from the right to vote, provided the right of usufruct in respect of or the right of pledge on shares was established before they were held by the company or one of its subsidiaries. The company or one of its subsidiaries shall not be capable of casting votes for shares in respect of which it has a right of usufruct or a right of pledge.
3. When determining whether a particular proportion of the share capital is represented, or alternatively, whether a majority represents a particular proportion of the share capital, the amount of shares to which no voting rights are attached shall be subtracted from the share capital.
4. Votes on matters of business shall be held verbally, those concerning persons by means of unsigned closed ballot papers, unless in either case the chairman of the meeting should, without objection from any of those present and entitled to vote, decide on or allow any other manner of voting.

        If the vote concerns an election of persons, a person entitled to attend meetings present at the relative meeting can also demand a vote by a secret ballot.
5. All resolutions of the general meeting shall be passed with an absolute majority of the valid votes cast provided that such votes represent more than half of the issued share capital, except - without prejudice to the provisions in article 16, paragraphs 4 and 5 and article 19, paragraph 3 -: for the resolutions (a) to amend the Articles of Association (b) to legally merge or to legally split-up, and (c) to dissolve the company, which resolutions can only be passed with a two-thirds majority of the valid votes cast provided that such votes represent more than half of the issued share capital and further only on the proposal of the supervisory board.

        The provision in Article 2:120, paragraph 3 of the (Dutch) Civil Code, providing that a new meeting may be convened at which the resolution may be passed, irrespective of the part of the capital represented at such meeting, shall not be applicable.
6.      Blank votes and abstentions shall not be counted as votes cast.
7. If there is an equal division of votes on a proposal about business matters, no decision shall be taken.

8. In the event a vote is taken to elect one of two candidates and there is an equal division of votes, it shall be decided by drawing lots which of these has been elected, under the restriction, however, that if persons from a binding nomination list are to be elected, then the higher ranking nominee is elected.
9. The ruling concerning voting results pronounced by the chairman during the meeting shall be decisive. The same shall also apply to the contents of a resolution passed by the meeting, provided that a vote has been held about a proposal not recorded in writing.
10. If the correctness of a ruling as referred to in the preceding paragraph is challenged, however, immediately after the ruling has been pronounced, then a new vote shall be held whenever a majority of the general meeting should wish so, or, if the original vote was not taken by call or by ballot papers, whenever any one of the persons entitled to vote should wish so. This new vote shall nullify the legal consequences of the original vote.
11. The managing board shall keep a record of the resolutions that have been passed. This record shall be open to inspection by the persons entitled to attend meetings at the registered office of the company. Upon request, each of them shall receive a copy of or an extract from this record against payment of cost at most.

ARTICLE 24.

1. Except if the company has usufructuaries and pledgees entitled to vote, resolutions of shareholders shall alternatively be capable of being passed in writing - which shall include telegraphic, telefax and telex messages - instead of at a general meeting, provided that these are passed with a unanimous vote of all persons who are entitled to vote.
2. The managing board shall enter the resolutions that have been passed in the manner specified in the preceding paragraph of this article, in the register of minutes of the general meetings and shall mention this at the next general meeting.

MEETINGS OF HOLDERS OF SHARES OF A SPECIFIC CLASS
ARTICLE 25.

1. Meetings of holders of shares of a specific class can only be held if different classes of shares are issued. With due observance of the first sentence of this paragraph, meetings of holders of shares of a specific class shall be held in all instances, which by virtue of these Articles of Association require a resolution of the meeting of holders of shares of a specific class and, furthermore, whenever the managing board and/or the supervisory board considers it necessary or whenever one or more persons holding the voting rights over shares of a specific class submit(s) a written request to this effect to the managing board and/or the supervisory board, stating exactly what issues are to be dealt with.
2.      Article 21 paragraph 4 to 8 inclusive, Article 22 paragraphs 2 and 3 and
        Article 23 shall mutatis mutandis be applicable to meetings of holders of shares of a specific class.
3. If, after a request as mentioned at the end of paragraph 1, the managing board and/or the supervisory board fails to convene a meeting of holders of shares of a specific class, in the sense that it be held within four weeks of receipt of that request, the requestors shall themselves be empowered to convene a meeting.
4. A meeting of holders of shares of a specific class shall itself decide who is to chair its meetings.
5. The chairman of a meeting of holders of shares of a specific class shall decide upon allowing other persons to attend the meeting, apart from those holding the voting rights over the relative shares.
6. Resolutions of a meeting of holders of shares of a specific class shall alternatively be capable of being passed in writing - which shall include telegraphic, telefax, and telex messages - provided these are passed unanimously by all the persons entitled to vote.

EXAMINATION BY ACCOUNTANT
ARTICLE 26.

1. The general meeting shall have authority - and if this is required by provision of law it shall have the obligation - to instruct an accountant, whose duty it shall be to examine the annual accounts drawn up by the managing board, to lay a report of their findings before the managing board and to make a statement with regard thereto.
2. If the general meeting fails to instruct the accountant as referred to in paragraph 1 of this article, this instruction shall be made by the managing board.
3. The instruction shall be capable of being cancelled at all times by the general meeting and by the person who instructed the accountant.

FINANCIAL YEAR, ANNUAL ACCOUNTS
ARTICLE 27.

1. The financial year of the company runs from the first day of June up to and including the thirty-first day of May of the following calendar year.

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2.      The managing board shall close the books of the company as at the last day of every financial year and shall within five months thereafter - except if extension of that period to a maximum of six months has been granted by resolution of the general meeting because of special circumstances - draw up annual accounts consisting of a balance sheet, a profit and loss account and explanatory notes and within this period it shall make these documents available for inspection by the shareholders at the office of the company. These documents will also be submitted to the supervisory board. Within this period the managing board shall submit the annual report to the general meeting as well. The annual accounts shall be signed by all the managing directors and the supervisory directors; if any signature is missing, the reason therefor shall be stated in the annual accounts.
3. The company shall ensure that the annual accounts that have been drawn up and the annual report and the particulars that have to be added by virtue of the law, are available at its office as from the day of the notice of the general meeting at which they are to be dealt with.

        The persons entitled to attend meetings shall have the right to review these documents at the company's office and to obtain copies thereof free of charge.
4. What has been provided in paragraphs 2 and 3 of this article in relation to the annual report and the particulars to be added by virtue of the law, shall not be applicable if Article 2:396, paragraph 6, first sentence or Article 2:403 of the (Dutch) Civil Code is applicable to the company.
5. The general meeting shall confirm and adopt the annual accounts. Such confirmation and adoption shall, to the extent permitted by law, constitute a full release from liability of the managing directors and the supervisory directors for the exercise of their duties during the financial year concerned.

PUBLICATION
ARTICLE 28.

1. The company shall publish the annual accounts within eight days following the confirmation and adoption thereof. The publication shall be effected by the deposit of a complete copy in the Dutch language or, if such copy was not prepared, a copy in the French, German or English language, with the trade register of the chamber of commerce and industry in the district in which the company is listed. The date of confirmation and adoption must be stated on the copy.
2. If the annual accounts are not confirmed and adopted within seven months of the termination of the financial year, in accordance with the legal

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                                                                           -27-


        requirements, then the managing board shall, without further delay, publish the prepared annual accounts in the manner prescribed in paragraph 1; it shall be noted on the annual accounts that they have not yet been confirmed and adopted.
3. In the event that the general meeting shall have extended the period for the preparation of the annual accounts in accordance with article 27 paragraph 2, then the last preceding paragraph shall apply with effect from the data falling two months from the termination of such period.
4. A copy of the annual report, produced in the same language or in Dutch, shall, together with the additional information required by virtue of the law, be published at the same time and in the same manner as the annual accounts. Insofar as the law permits, the foregoing shall not apply if copies of those documents are held at the office of the company for inspection by any person and, upon request, full or partial copies thereof are supplied at a price not exceeding the cost; the company shall make an official return thereof for filing in the trade register of the chamber of commerce and industry.
5. The publication shall be effected with due observance of the applicable legal exemptions.

DISTRIBUTIONS
ARTICLE 29.

1. From the profits appearing from the annual accounts as adopted, such an amount shall be reserved by the company as shall be determined - with due observance of the provisions of paragraph 4 of this article - by the supervisory board. The profits remaining thereafter shall be treated in accordance with the provisions of the following paragraphs of this article.
2. From the profits remaining, after application of the provision in paragraph 1 above and with due observance of the provisions in paragraph 4 of this article, first a non-cumulative cash dividend of one tenth percent (0.1%) of the par value of the preference shares shall be made on the preference shares, less any interim distributions made in accordance with paragraph 6 hereunder.
3. The profits remaining after reservation as referred to in paragraph 1 above and distribution as referred to in paragraph 2 above are - with due observance of the provisions of paragraph 4 of this article - at the disposal of the general meeting for distribution on the common shares equally and proportionally and/or for reservation.

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                                                                           -28-


4. The company can only make distributions to its shareholders and other persons entitled to its profits that are capable of being distributed to the extent that its equity exceeds the aggregate of (i) the par value of its issued share capital, and (ii) the reserves to be maintained pursuant to the law or under the present Articles of Association.
5. A loss may only be applied against reserves to be maintained pursuant to the law to the extent permitted by the law.
6. The supervisory board may resolve that an interim dividend shall be paid, if the requirements of paragraph 4 have been met.
7. The supervisory board may resolve that (interim) dividends shall wholly or partly be paid otherwise than in cash.
8. Unless the supervisory board decides on a specific date, dividends shall be made payable promptly after they have been declared.
9. Dividends that have not been collected within five years and one day after they have become payable, shall be forfeited to the company.

LIQUIDATION AND WINDING UP
ARTICLE 30.

1. In the event of the company being liquidated it shall be wound up by the managing board unless the general meeting decides otherwise.
2. The general meeting shall decide on the remuneration of the liquidators and of those who have been charged with the supervision of the winding up.
3. During the winding up, these Articles of Association shall, in as far as possible, remain of full force and effect.
4. Out of the balance of the company's equity, after the expenses of liquidation and the company's debts have been paid, to the holders of preference shares shall be distributed first the amounts paid up on such preference shares. The balance remaining after application of the immediately preceding sentence shall be distributed to the holders of common shares pro rata to the amount of common shares each of such shareholders holds. No distribution upon liquidation shall be made to the company itself for shares which the company holds in its own share capital.
        After completion of the winding up the books and documents of the liquidated company shall for seven years remain in the custody of a person who shall be capable of being appointed for that purpose by the general meeting in their resolution to liquidate the company. If an appointment as aforesaid has not been made by the general meeting, then the appointment shall be made by the liquidators.

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                                                                           -29-


CLOSING STATEMENT
The Appearer finally declared that:
A. the existing issued capital amounts to ten million sixty-five thousand eight hundred fifty-seven Dutch Guilders and twenty-eight cents (NLG 10,065,857.28) consisting of ten million four hundred eighty-five thousand two hundred sixty-eight (10,485,268) common shares, with a par value of ninety-six Dutch Guilder cents (NLG 0.96) each ;
B.      the declaration of non-objection, referred to in Article 2:235
        (Dutch) Civil Code has been granted, as appears from a Ministerial Declaration of non-objection number N.V.157.527 dated the fifteen day of November one thousand nine hundred ninety-nine that has been annexed to the Minute hereof;
C. the certificate from an auditor, referred to in Article 2:72, paragraph 1 sub b of the (Dutch) Civil Code shall be attached to this deed.
D. the Articles of Association lastly were amended partially by deed of the twenty-second day of April one thousand nine hundred and ninety-eight, passed before a substitute of the undersigned civil law notary.
The Appearer is known to me, civil law notary.
IN WITNESS WHEREOF

                                                           This Deed has been
executed in Amsterdam on the date mentioned at the head of this Deed. After the material contents of this Deed had prior thereto been stated to the Appearer by me, civil law notary, he has declared to have taken cognizance of the contents of this Deed and not to require that it be read out in full. Thereupon, after a limited part of this Deed had been read out, it has been signed by the Appearer and by me, civil law notary, thereunto appended our several signatures.

(signed:) C.H.T. Koetsier, F.W. Oldenburg


                                       ISSUED FOR TRUE COPY